NASHLAND ASSOCIATES,

                       Transferor,


                             and


            CBL & ASSOCIATES LIMITED PARTNERSHIP,


                      Transferee


                   ______________________


             CONTRIBUTION AND EXCHANGE AGREEMENT

                   ______________________


                        June 23, 1998


                          Premises

                     Hickory Hollow Mall
               The Courtyard at Hickory Hollow
                       Rivergate Mall
                  The Village at Rivergate
                     Lion's Head Village

                    Nashville, Tennessee

                                TABLE OF CONTENTS

                                                        Page

                          ARTICLE I

     Definitions . . . . . . . . . . . . . . . . . . . .   2


                         ARTICLE II

             Agreement To Contribute the Centers

     SECTION 2.01.  Contribution of Village at Rivergate
                      and Lion's Head Village. . . . . . .14
     SECTION 2.02.  Contribution of Hickory Hollow Mall,
                      Courtyard at Hickory Hollow and
                      Rivergate Mall . . . . . . . . . . .14
     SECTION 2.03.  Tax Treatment. . . . . . . . . . . . .15


                         ARTICLE III

                 Agreed Value; Existing Debt

     SECTION 3.01. Agreed Value. . . . . . . . . . . . .  16
     SECTION 3.02. Escrow Provisions . . . . . . . . . .  17
     SECTION 3.03. Terms Regarding Existing Debt . . . .  19
     SECTION 3.04. Allocation of Agreed Value. . . . . .  21
     SECTION 3.05. Agreements Regarding the Partnership.  22
     SECTION 3.06. Certain Tax Matters . . . . . . . . . .24
     SECTION 3.07. No Sale of Assets . . . . . . . . . . .27
     SECTION 3.08. Registration Rights Agreement . . . . .28
     SECTION 3.09. Certain Permitted Transferee Actions. .28
     SECTION 3.10. Accredited Investor Status. . . . . . .31



                         ARTICLE IV

                   Permitted Encumbrances

     SECTION 4.01. Definition. . . . . . . . . . . . . .  31
     SECTION 4.02. Title Insurance . . . . . . . . . . .  33

                                (i)

                          ARTICLE V

                         The Closing

     SECTION 5.01. Closing Date. . . . . . . . . . . . . .33
     SECTION 5.02. Actions at Closing. . . . . . . . . . .35


                         ARTICLE VI

                       Apportionments

     SECTION 6.01. Rents . . . . . . . . . . . . . . . . .35
     SECTION 6.02. Leasing Costs . . . . . . . . . . . . .40
     SECTION 6.03. Additional Items. . . . . . . . . . . .41
     SECTION 6.04. Partnership Distributions . . . . . . .43
     SECTION 6.05. Adjustment Statement. . . . . . . . . .43
     SECTION 6.06. Survival. . . . . . . . . . . . . . . .44


                         ARTICLE VII

          Documents To Be Delivered at the Closing

     SECTION 7.01. Transferor's Deliveries . . . . . . . .44
     SECTION 7.02. Transferee's Deliveries . . . . . . . .49
     SECTION 7.03. Access to Records . . . . . . . . . . .50


                        ARTICLE VIII

         Centers Conveyed As Is; Representations and
                  Warranties of Transferor

     SECTION 8.01. No Implied Representations. . . . . . .51
     SECTION 8.02. "As-Is" Transaction . . . . . . . . . .51
     SECTION 8.03. Representations and Warranties
                     of Transferor . . . . . . . . . . . .53
     SECTION 8.04. No Independent Investigation. . . . . .60
     SECTION 8.05. Effect of Estoppels . . . . . . . . . .60
     SECTION 8.06. Survival of Transferor's Warranties, etc.61

                                (ii)

                         ARTICLE IX

        Representations and Warranties of Transferee

     SECTION 9.01. Transferee's Representations
                     and Warranties. . . . . . . . . . . .62
     SECTION 9.02. Remaking of Warranties; Survival. . . .65


                          ARTICLE X

            Conditions to Closing; Risk of Loss5

     SECTION 10.01.  Conditions to the Obligation of 5
                     Transferor To Close Title5. . . . . .65
     SECTION 10.02.  Conditions to the Obligation of
                     Transferee To Close Title . . . . . .66
     SECTION 10.03.  Risk of Loss. . . . . . . . . . . . .67
     SECTION 10.04.  Exclusion of Strip Centers. . . . . .69


                         ARTICLE XI

           Operation of the Centers Until Closing

     SECTION 11.01. Standard of Operation. . . . . . . . .71
     SECTION 11.02. Notice Requirements. . . . . . . . . .71
     SECTION 11.03. Transferor's Rights and Covenants. . .71
     SECTION 11.04. Noncomplying New Leases. . . . . . . .72
     SECTION 11.05. Survival . . . . . . . . . . . . . . .73


                         ARTICLE XII

                      Title to Centers

     SECTION 12.01. Title Defects. . . . . . . . . . . . .73
     SECTION 12.02. Waiver by Transferee . . . . . . . . .74
     SECTION 12.03. Affirmative Insurance. . . . . . . . .74
     SECTION 12.04. Deeds Full Performance . . . . . . . .74

                                (iii)

                        ARTICLE XIII

                        Brokers, etc.

     SECTION 13.01. Transferor's Representation. . . . . .75
     SECTION 13.02. Transferee's Representation. . . . . .75
     SECTION 13.03. Survival . . . . . . . . . . . . . . .75


                         ARTICLE XIV

                      Default; Remedies

     SECTION 14.01. Transferee's Default . . . . . . . . .76
     SECTION 14.02. Transferor's Default . . . . . . . . .76
     SECTION 14.03. Limitation on Post-Closing Liability
                      of Transferor and Transferee . . . .77
     SECTION 14.04. Liability of Partners and Affiliates of
                      Transferor and Transferee. . . . . .78
     SECTION 14.05. Escrow Fund. . . . . . . . . . . . . .78
     SECTION 14.06. General Provisions Regarding Survival.81
     SECTION 14.07. Indemnification by Transferor. . . . .82
     SECTION 14.08. Indemnification by Transferee. . . . .83
     SECTION 14.09. Prevailing Party's Attorneys' Fees . .84
     SECTION 14.10. Survival . . . . . . . . . . . . . . .84


                         ARTICLE XV

                          Estoppels

     SECTION 15.01. Required Estoppels . . . . . . . . . .84
     SECTION 15.02. Transferor's Estoppels . . . . . . .  85
     SECTION 15.03. Variance Between Estoppels and Forms
                      Annexed as Exhibits. . . . . . . . .86
     SECTION 15.04. All Estoppels To Be Delivered. . . .  86


                         ARTICLE XVI

                        Miscellaneous

     SECTION 16.01. Notices. . . . . . . . . . . . . . . .86
     SECTION 16.02. Further Assurances . . . . . . . . .  87
     SECTION 16.03. Captions . . . . . . . . . . . . . .  88

                                (iv)

     SECTION 16.04. Governing Law; Construction. . . . . .88
     SECTION 16.05. Entire Agreement; No Third Party
                           Beneficiary, etc. . . . . . .  88
     SECTION 16.06. Waivers; Extensions. . . . . . . . .  89
     SECTION 16.07. Pronouns . . . . . . . . . . . . . .  89
     SECTION 16.08. Transaction Expenses; Fees and
                        Disbursements of Counsel, etc. . .89
     SECTION 16.09. Assignment . . . . . . . . . . . . .  90
     SECTION 16.10. Counterparts . . . . . . . . . . . .  91
     SECTION 16.11. No Recording . . . . . . . . . . . .  91
     SECTION 16.12. Rivergate Land Swap  . . . . . . . . .91
     SECTION 16.13. Publicity. . . . . . . . . . . . . . .91
     SECTION 16.14. Waiver of Rights to Jury Trial . . . .92
     SECTION 16.15. Accounting Certificates. . . . . . . .92
     SECTION 16.16. Agreements of General Partner and Parent.92

                                (v)

                        Schedule of Exhibits


     Schedule 1       List of Documents Comprising the Existing Debt
     Schedule 8.03(k) Environmental Reports and Environmental
                           Matters
     Schedule 8.03(o) Material Personal Property

     Exhibit A-1      Description of Land - Hickory Hollow Mall
     Exhibit A-2      Description of Land - Courtyard at Hickory
                           Hollow
     Exhibit A-3      Description of Land - Rivergate Mall
     Exhibit A-4      Description of Land - Village at Rivergate
     Exhibit A-5      Description of Land - Lion's Head Village
     Exhibit B        List of Documents Comprising the Leases
     Exhibit C        List of Documents Comprising the Operating
                           Agreements
     Exhibit D        List of Documents Comprising the Other
                           Agreements
     Exhibit E        List of Documents Comprising the
                           Management Agreements and the Leasing
                           Agreements
     Exhibit F        Rent Roll
     Exhibit G        Permitted Encumbrances
     Exhibit H        Form of Joint and Several Guarantee
     Exhibit I        Default Notices Relating to Leases,
                           Operating Agreements and Other Agreements
     Exhibit J        Schedule of Violations
     Exhibit K        Schedule of Pending Litigation
     Exhibit L        Form of Registration Rights Agreement
     Exhibit M        Form of Assignment of Operating Agreements
     Exhibit N        Form of Assignment of Space Leases and
                           Security Deposits
     Exhibit O        Form of Assignment of Other Agreements
     Exhibit P        Form of General Assignment
     Exhibit Q        Schedule of Delinquencies
     Exhibit R        Approved New Leases and Certain Leasing
                           Costs Payable by Transferor
     Exhibit S        Description of Certain Financial
                           Statements
     Exhibit T        Form of Anchor and Adjoining Owner
                           Estoppel Letter
     Exhibit U        Form of Tenant Estoppel Letter
     Exhibit V        Form of Transferor's Estoppel Letter
     Exhibit W        Form of Letter of Credit
     Exhibit X        Form of Deed

                                (vi)

     Exhibit Y        Form of Bill of Sale
     Exhibit Z        Form of FIRPTA Certificate
     Exhibit AA       Form of Legal Opinion of Transferor's
                           Counsel
     Exhibit BB       Form of Legal Opinion of Transferee's
                           Counsel
     Exhibit CC       Real Estate Tax Bills and Notices of
                           Special Assessments
     Exhibit DD       Public Announcements of Parent
     Exhibit EE       Form of Owner's Affidavit
     Exhibit FF       Calculation of Adjusted Tax Basis

                                (vii)

                    THIS CONTRIBUTION AND EXCHANGE AGREEMENT (this "Agreement") is dated the 23rd day of June 1998, and is by and between NASHLAND ASSOCIATES, a Tennessee general partnership ("Transferor"), as Transferor, CBL & ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership ("Transferee" or the "Partnership"), as Transferee.


                    W I T N E S S E T H :


               WHEREAS, Transferor is the owner (other than the portions thereof owned by Anchors (which term and other capitalized terms used but not defined in these recitals have the meanings assigned thereto in Article I of this Agreement)) of (i) Hickory Hollow Mall, a regional shopping center (ii) Courtyard at Hickory Hollow, a community shopping center (iii) Rivergate Mall, a regional shopping center
     (iv) Village at Rivergate, a community shopping center, and
     (v) Lion's Head Village, a community shopping center, all of which are located in the Nashville, Tennessee metropolitan area, each of which is more particularly described in and is the subject of this Agreement; and

               WHEREAS, Transferor desires to contribute Village at Rivergate and Lion's Head Village to Transferee, and in exchange for such contribution Transferee will issue the A Units to Transferor, subject to and upon all of the terms, covenants and conditions of this Agreement; and

               WHEREAS, Transferor desires to contribute Hickory Hollow Mall, Courtyard at Hickory Hollow and Rivergate Mall to Transferee (each subject to the Existing Debt), and in exchange for such contribution Transferee will issue the B Units to Transferor and repay the Existing Debt, subject to and upon all of the terms, covenants and conditions of this Agreement;

                                (1)

               NOW, THEREFORE, in consideration of the premises and the mutual undertakings in this Agreement, the parties hereto agree as follows:


                          ARTICLE I

                         Definitions

               SECTION 1.01.  Definitions.  The following terms
     shall have the following meanings for the purposes of this Agreement.

               "Accredited Investor" shall have the meaning set forth in Section 3.10.

               "Adjoining Owners" shall mean (i) Dayton-Hudson Corporation dba Target Stores with respect to Village at Rivergate and (ii) with respect to each Mall, all owners of stores on sites at the Mall which are owned or ground leased by such owners, which stores are operated in conjunction with the Center pursuant to an Operating Agreement and have an entrance or entrances that open into the enclosed, air-conditioned common area of the Mall.

               "Adjoining Properties" shall mean, with respect to each Center, the land and/or the improvements thereon of Adjoining Owners which are not part of but are operated in conjunction with such Center under the terms of an Operating Agreement.

               "Adjustment Point" shall have the meaning set forth in Article VI.

               "Agreed Value" shall mean (i) $247,412,000 minus
     (ii) all recording fees and charges payable by Transferee under clause (iii) of Section 16.08(b) (without duplication for any amounts deducted pursuant to Section 3.01), minus
     (iii) all amounts paid to Broker and counsel for Transferor pursuant to clauses (viii) and (ix) of Section 16.08(b) and minus (iv) 50% of all amounts paid by Transferee under clauses (iv) and (xi) of Section 16.08(b), all subject to further adjustment as provided in the first paragraph of
     Article VI, in Section 6.02 and as otherwise expressly provided herein.

                                (2)

               "Agreement" shall mean this Contribution and Exchange Agreement, as amended or modified from time to time hereafter in accordance with the terms hereof.

               "Amended Partnership Agreement" shall mean the Second Amendment and Restated Agreement of Limited Partnership of the Partnership in substantially the form of the draft dated June 10, 1998, provided by Transferee to Transferor, with such modifications thereto as do not, individually or in the aggregate, adversely affect Transferor.

               "Anchor" shall mean (i) any Tenant of any of the Malls leasing an aggregate amount of space in such Mall in excess of 50,000 square feet of gross leasable area with an entrance or entrances that open into the enclosed, air-conditioned common area of the Mall or (ii) any Adjoining Owner owning or leasing a site at any Mall on which is erected a store in excess of 50,000 square feet of gross leasable area.

               "Appurtenances" shall mean, with respect to each Center and the applicable Land, all right, title and interest, if any, of Transferor in and to the following:
     (i) all land lying in the bed of any street, highway, road or avenue, open or proposed, public or private, in front of or adjoining the Land, to the center line thereof; (ii) all rights of way, highways, public places, easements, appendages, appurtenances, sidewalks, alleys, strips and gores of land adjoining or appurtenant to the Land which are now or hereafter used in connection with the Center;
     (iii) all awards to be made in lieu of any of the foregoing, or for damages to the Land by reason of the change of grade of any street, highway, road or avenue; and (iv) all easements, rights and privileges benefiting the applicable Land, including those under the applicable Operating Agreement or Agreements.

               "A Units" shall have the meaning set forth in
     Section 2.01.

               "B Units" shall have the meaning set forth in
     Section 2.02.

               "Broker" shall have the meaning set forth in
     Section 13.01.
                                (3)

               "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which national banking institutions in New York City are authorized or required to close.

               "Centers" shall mean Hickory Hollow Mall, Courtyard at Hickory Hollow, Rivergate Mall, Village at Rivergate and
     Lion's Head Village.

               "CIGNA" shall mean the Connecticut General Life
     Insurance Company, a Connecticut corporation, and its successors and assigns.

               "Closing" shall mean the closing of the
     contribution of the Centers by Transferor to Transferee provided for in Article V.

               "Closing Date" shall have the meaning set forth in
     Section 5.01.

               "Code" shall mean the Internal Revenue Code of 1986, as amended.

               "Common Stock" shall mean the common stock, par value $.01 per share, of Parent.

               "Courtyard at Hickory Hollow" shall mean, with respect to the premises described in Exhibit A-2 hereto, collectively, the Land, the Improvements, the Personal Property, the Intangible Personal Property, the Leases, the Operating Agreements and the Other Agreements.

               "Deed" shall have the meaning set forth in
     Section 7.01(a).

               "Deficiency Amount" shall mean, with respect to any matter that results in a failure of Transferee's conditions to close set forth in Section 10.02 and that relates exclusively to one or more Strip Centers, the lesser of
     (i) the cost to cure such matter (if such matter is susceptible to cure by the payment of money) or (ii) if such matter can otherwise be resolved by the payment of a readily quantifiable sum of money, such amount as determined in accordance with Section 10.04(c).

               "Deposit" shall have the meaning set forth in
     Section 3.01(b).
                                (4)

               "Deposited Cash" shall have the meaning set forth in Section 14.05.

               "Deposited Units" shall have the meaning set forth in Section 14.05.

               "Designated Properties" shall have the meaning set forth in Section 3.06.

               "Environmental Requirements" shall mean all applicable statues, laws, ordinances, rules, and regulations of all Governmental Authorities relating to the environment or the impact of the environment on human health and safety.

               "Escrow Agent" shall have the meaning set forth in
     Section 3.02(a).

               "Escrow Fund" shall have the meaning set forth in
     Section 14.05.

               "Escrow Income" shall have the meaning set forth in
     Section 14.05.

               "Excepted Items" shall mean, with respect to each
     Center: (i) all items of personal property owned by the Managing Agent, Tenants, subtenants, independent contractors, business invitees, utilities or Adjoining Owners; (ii) all items of personal property not owned but leased by Transferor (it being understood that at the Closing such leases are to be assigned by Transferor pursuant to the terms of this Agreement); (iii) all cash on hand, checks, money orders, prepaid postage in postage meters and, subject to Article VI, accounts receivable and (iv) all software, operating manuals, marketing materials and other similar items proprietary to any Managing Agent (provided that Transferee shall be furnished with hard copies of all operating data contained therein).

               "Excluded Center" shall have the meaning set forth in Section 10.04.

               "Existing Debt" shall mean (i) the portion of the indebtedness of Transferor held by the State Street Bank and Trust Company, as trustee for the Telephone Real Estate Equity Trust evidenced or secured by the documents listed on Part A of Schedule 1 which is allocable to the Properties, which allocable portion on the Closing Date shall consist of approximately $112,878,000 (including principal and

                                (5)
     contingent interest based on the proceeds of the transactions contemplated hereby), together with all other interest, prepayment premiums, fees and other amounts related thereto but exclusive of amounts referred to in clause (ii) of this definition, the precise amount of which allocable portion shall be as set forth in the Payoff Letter to be provided by the holder of such indebtedness and (ii) the indebtedness of Transferor held by Connecticut General Life Insurance Company in the aggregate principal amount of approximately $109,034,000 evidenced or secured by the documents listed on Part B of Schedule 1, together with all principal, interest, prepayment premiums, fees and other amounts related thereto.

               "Family Member" shall mean a spouse, a child
     (natural or adopted), a spouse of any such child, a grandchild, a sister, a brother, a parent, a lineal descendant of any of the foregoing or a trust for the benefit of any of the foregoing, but if any such Person is less than 21 years of age at the time of any proposed transfer, then such transfer may only be made to a trustee of a valid trust for the benefit of such Person, which trust shall not terminate prior to the beneficiary of such trust (or beneficiaries if there is more than one) attaining the age of 21.

               "General Partner" shall mean CBL Holdings I, Inc., a Delaware corporation.

               "Governmental Authorities" shall mean all agencies, bureaus, departments and officials of federal, state, county, municipal and local governments and public authorities.

               "Guarantee" shall mean the guarantee of O'Connor
     Realty Investors II L.P. and either Hexalon Real Estate, Inc. or Rodamco North America BV (at Transferor's election) in substantially the form of Exhibit H hereto.

               "Hazardous Substance" shall mean (i) any "hazardous substance" as defined in Section 101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, (ii) asbestos and/or asbestos containing materials in friable form and (iii) petroleum, including crude oil or any fraction thereof.

               "Hickory Hollow Mall" shall mean, with respect to the premises described in Exhibit A-1 hereto, collectively, the Land, the Improvements, the Personal Property, the

                                (6)

     Intangible Personal Property, the Leases, the Operating
     Agreements and the Other Agreements.

               "Impositions" shall mean, with respect to each Center, all real estate and personal property taxes, general and special assessments, water and sewer charges, license fees and other fees and charges assessed or imposed by Governmental Authorities upon the applicable Property, Intangible Personal Property and/or Personal Property.

               "Improvements" shall mean, with respect to each Center, all buildings, facilities, structures and improvements now located or hereafter erected on the Land, and all fixtures constituting a part thereof, other than those owned by Adjoining Owners.

               "Income" shall have the meaning set forth in
     Section 3.02(a).

               "Indemnified Transferee Persons" shall have the meaning set forth in Section 14.07.

               "Indemnified Transferor Persons" shall have the meaning set forth in Section 14.08.

               "Insurance Requirements" shall mean (i) the requirements of the issuer of any insurance policy with respect to any Center or any portion thereof and (ii) the rules, regulations, orders and other requirements of any board of fire underwriters or fire insurance rating organization or any other body performing the same or similar functions, which are in effect at the time in question and which are applicable to any Center or any portion thereof; provided, however, that a violation of any items referred to in clause (i) above shall not be deemed to exist unless an insurance carrier for such Center shall require the remediation of any matter pursuant to any such requirement, rule, regulation or order as a condition to the continuation or renewal of its coverage on the same economic terms and conditions.

               "Intangible Personal Property" shall mean, with respect to each Center, all right, title and interest of Transferor in and to all telephone numbers listed after the name of the Center, all names, trade names, designations, logos, service marks, licenses and permits and the appurtenant goodwill, used in connection with operation of the Center (other than the names or variations thereof of

                                (7)

     Transferor, The O'Connor Group, the Managing Agent, Adjoining Owners and Tenants), agreements to operate for specific periods, radius restriction agreements and similar agreements made by Tenants and Adjoining Owners, whether in their Leases or Operating Agreements or in separate agreements, and all similar items of intangible personal property owned by Transferor and utilized solely in connection with the operation of the Center (excluding Excepted Items).

               "knowledge" or "notice" when used in respect of Transferor shall mean, without independent investigation other than inquiry of the Managing Agents, the actual knowledge of or written notice received by any of Jeremiah W. O'Connor, Jr., Glenn J. Rufrano, Jeffrey E. Pertz or
     Richard L. Taylor.

               "Land" shall mean the following: (i) with respect to Hickory Hollow Mall, all those certain lots, pieces or parcels of land situate, lying and being in the County of Davidson, State of Tennessee, more particularly described in Exhibit A-1 annexed hereto and made a part hereof, together with the Appurtenances, (ii) with respect to Courtyard at Hickory Hollow, all those certain lots, pieces or parcels of land situate, lying and being in the County of Davidson, State of Tennessee, more particularly described in Exhibit A-2 annexed hereto and made a part hereof, together with the Appurtenances, (iii) with respect to Rivergate Mall, all those certain lots, pieces or parcels of land situate, lying and being in the County of Davidson, State of Tennessee, more particularly described in Exhibit A-3 annexed hereto and made a part hereof, together with the Appurtenances, (iv) with respect to Village at Rivergate, all those certain lots, pieces or parcels of land situate, lying and being in the County of Davidson, State of Tennessee more particularly described in Exhibit A-4 annexed hereto and made a part hereof, together with the Appurtenances, (v) and with respect to Lion's Head Village, all those certain lots, pieces or parcels of land situate, lying and being in the County of Davidson, State of Tennessee, more particularly described in Exhibit A-5 annexed hereto and made a part hereof, together with the Appurtenances.

               "Leases" shall mean, with respect to each Center, all leases, licenses, concessions and other forms of agreement, written or oral, however denominated, wherein Transferor (as a party named therein or the successor thereto) grants to any party or parties, other than the Managing Agent, the right of use or occupancy of any portion
                                (8)
     of the Center, and all renewals, modifications, amendments, guaranties and other agreements affecting the same, but expressly excluding the applicable Operating Agreements and Other Agreements.

               "Leasing Agreement" shall mean, with respect to each Strip Center, the agreement, as amended, for the leasing of such Center, the document(s) comprising which are listed in Exhibit E.

               "Leasing Agent" shall mean, with respect to each Strip Center, the leasing agent at the time under the Leasing Agreement for such Strip Center.

               "Leasing Costs" shall have the meaning set forth in
     Section 6.02.

               "Legal Requirements" shall mean, with respect to each Center, Insurance Requirements, Environmental Requirements and all statutes, laws, ordinances, rules, regulations, executive orders and requirements of all Governmental Authorities which are applicable to such Center or any part thereof or the use or manner of use thereof, or to the owners, Tenants or occupants thereof in connection with such ownership, occupancy or use.

               "Letter of Credit" shall mean an irrevocable letter of credit in the stated amount of $3,500,000, expiring on September 15, 1998, issued by First Tennessee Bank and otherwise in substantially the form set forth in Exhibit W.

               "Lion's Head Village" shall mean, with respect to the premises described in Exhibit A-5 hereto, collectively, the Land, the Improvements, the Personal Property, the Intangible Personal Property, the Leases, the Operating Agreements and the Other Agreements.

               "Losses" shall mean, with respect to any obligation to indemnify any Person, any and all claims, actions, suits, demands, losses, damages, liabilities, obligations, judgments, settlements, awards, penalties, costs or expenses incurred by such Person, including reasonable attorneys' fees and expenses.

               "Make Whole Amount" shall have the meaning set
     forth in Section 3.09.
                                (9)

               "Malls" shall mean Hickory Hollow Mall and
     Rivergate Mall.

               "Management Agreement" shall mean, with respect to each Center, the agreement, as amended, for the management
     (and, with respect to the Malls, leasing) of the Center, the document(s) comprising which are listed in Exhibit E.

               "Managing Agent" shall mean, with respect to each Center, the manager at the time under the Management
     Agreement for such Center.

               "Material Adverse Effect" shall mean a material adverse effect (i) on the condition (financial or otherwise), business, liabilities, properties, assets, or results of operations of Parent and its subsidiaries (including the Partnership), taken as a whole or (ii) on the ability of Transferee or Parent to perform their respective obligations under or to consummate the transactions contemplated by this Agreement.

               "New Lease Notice" shall have the meaning set forth in Section 11.04.

               "Non-Mall Properties" shall have the meaning set forth in Section 3.06.

               "Operating Agreements" shall mean, with respect to each Center, all agreements and/or ground or operating leases, as amended or supplemented, by and between Transferor or its predecessor in title to the Center and the Adjoining
     Owners.

               "Other Agreements" shall mean, with respect to each Center, all contracts, agreements and documents pertaining to the Center to which Transferor or its predecessor in interest is a party and by which Transferor is bound, other than the Operating Agreements, the Management Agreements, the Leasing Agreements, the Leases and the documents listed on
     Schedule 1, including all service contracts, construction contracts, leases of personal property and utility agreements, together with all amendments, supplements and modifications thereto.

               "Other Charges" shall mean all items which are
     included in Rents other than fixed, minimum, percentage and overage rents.
                                (10)

               "Parent" shall mean CBL & Associates Properties,
     Inc., a Delaware corporation.

               "Partnership" shall have the meaning set forth in the caption of this Agreement.

               "Partnership Agreement" shall mean the Amended and Restated Agreement of Limited Partnership of the Partnership dated November 3, 1993, as amended by Modification No. One dated March 31, 1997 and Modification No. Two dated February 19, 1998, provided that from and after the time, if any, that the Amended Partnership Agreement shall be executed and delivered and become effective, "Partnership Agreement" shall mean the Amended Partnership Agreement.

               "Payoff Letters" shall have the meaning set forth in Section 3.03.

               "Permitted Encumbrances" shall have the meaning set forth in Section 4.01.

               "Permitted Investments" shall mean investments in
     (i) United States government securities or securities of agencies of the United States government which are guaranteed by the United States government and having a maturity of one year or less, (ii) certificates of deposit, banker's acceptances and time deposits and money market deposit accounts issued or offered by commercial banks having a combined capital and surplus in excess of $1 billion organized under the laws of the United States or any political subdivision thereof and having a maturity of one year or less, (iii) commercial or finance company paper of companies organized under the laws of any state of the United States or any political subdivision thereof having a rating assigned to such commercial paper of one of the two highest unsecured debt ratings by Standard & Poor's Corporation or Moody's Investors Service, Inc. and having a maturity of one year or less, (iv) repurchase obligations with respect to any security described in clause (i) above entered into with a depository or trust company, and (v) such other investments as the Transferee and Transferor may agree upon in writing.

               "Permitted Transferee" shall have the meaning set
     forth in Section 3.05(b).
                                (11)

               "Person" shall mean an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization.

               "Personal Property" shall mean, with respect to each Center, all apparatus, machinery, devices, appurtenances, equipment, furniture, furnishings, seasonal decorations and other items of personal property (other than Intangible Personal Property and the Excepted Items) owned by Transferor and located at and used in connection with the ownership, operation or maintenance of the Center.

               "Property" shall mean, with respect to each Center, the Land and the Improvements.

               "Recording Office" shall mean the appropriate office or offices in the State of Tennessee for the recording or filing of the documents to be delivered at Closing which are to be recorded or filed therein in order to give notice of the conveyance of the Centers to third parties.

               "Registration Rights Agreement" shall mean the Registration Rights Agreement between Parent and Transferor to be executed as of the Closing Date and in substantially the form of Exhibit L.

               "Rent Roll" shall mean, with respect to each Center, the rent roll with respect to such Center attached hereto as Exhibit F.

               "Rents" shall mean all fixed, minimum, additional, percentage, overage and escalation rents, common area and/or mall maintenance charges, advertising and promotional charges, insurance charges, rubbish removal charges, sprinkler charges, shoppers aid charges, water charges, utility charges, HVAC charges and other amounts payable by Tenants under the Leases or payable by Adjoining Owners under the Operating Agreements.

               "Required Estoppel Letters" shall have the meaning set forth in Section 15.01.

               "Rivergate Mall" shall mean, with respect to the premises described in Exhibit A-3 hereto, collectively, the Land, the Improvements, the Personal Property, the Intangible Personal Property, the Leases, the Operating Agreements and the Other Agreements.
                                (12)

               "SEC" has the meaning set forth in Section 9.01(i).

               "SEC Documents" has the meaning set forth in
     Section 9.01(i).

               "Section 3.09 Notice" shall have the meaning set forth in Section 3.09.

               "Strip Centers" shall mean Courtyard at Hickory
     Hollow, Village at Rivergate and Lion's Head Village.

               "Successor Designated Property" shall have the meaning set forth in Section 3.06.

               "Ten Day Period" shall have the meaning set forth in Section 10.01.

               "Tenants" shall mean the tenants, licensees, concessionaires or other users or occupants under Leases.

               "Termination Date" shall mean the first anniversary of the Closing Date.

               "Title Company" shall mean Lawyers Title Insurance
     Corporation.

               "Transferee" shall have the meaning set forth in the caption of this Agreement.

               "Transferee's Environmental Reports" means the following materials prepared as part of Transferee's investigation of the Centers: (i) Phase I Environmental Site Assessment for Hickory Mall prepared by Cristerium Engineers dated June 5, 1998; (ii) Phase I Environmental Site Assessment for Courtyard at Hickory Hollow prepared by Criterium Engineers dated June 5, 1998; (iii) Phase I Environmental Site Assessment for Rivergate Mall prepared by Criterium Engineers dated June 5, 1998; (iv) Phase I Environmental Site Assessment for Village at Rivergate prepared by Criterium Engineers dated June 5, 1998; (v) Phase I Environmental Site Assessment for Lion's Head Village prepared by Criterium Engineers dated June 5, 1998; (vi) a letter dated June 5, 1998 from Criterium Engineers to Development Options, Inc.; and (vii) a letter dated June 11, 1998 from Criterium Engineers to Development Options, Inc.

               "Transferor" shall have the meaning set forth in
     the caption of this Agreement.
                                (13)

               "Transferor's Accountants" shall mean Arthur
     Andersen LLP or such other comparable, nationally prominent independent certified accountants selected by J.W. O'Connor & Co. Incorporated.

               "Transferor's Copy" or "Transferor's Copies" shall mean Transferor's executed counterpart of the instrument in question or, if an executed counterpart is not in Transferor's or the Managing Agent's possession or control, such conformed or photostatic copies as may be in Transferor's or the Managing Agent's possession or control.

               "Transferor's Estoppel Letter" shall have the meaning set forth in Section 15.02.

               "Uncapped Provisions" shall mean the provisions of
     Section 2.03; Section 3.03(b); Section 3.04; Section 3.05(b); any agreement, information, certificate or documentation entered into or provided pursuant to Section 3.05(b); Section 3.05(d); any expense reimbursement arrangements entered into pursuant to Section 3.06(a) or 3.06(c); Section 3.09(a); the last sentence of Section 3.09(b); Section 3.09(d);
     Section 3.10; any agreement(s) or questionnaires delivered pursuant to Section 3.10; and Section 14.05(d), in each case as such provisions relate to Transferor, Permitted Transferees or any other Unit Holder.

               "Unit" shall mean one unit of limited partnership interest in Transferee.

               "Unit Holder" shall mean Transferor and any Permitted Transferee to whom Units are transferred or issued in accordance with Sections 3.05(b) or 3.10 or in accordance with the terms and conditions of the Partnership Agreement.

               "Unit Value" shall mean, with respect to a Unit, as of a particular date, an amount equal to the average of the closing sale prices for a share of the Common Stock on the New York Stock Exchange, as reported in The Wall Street Journal, Northeastern edition, for each of the 10 consecutive trading days ending with the complete trading day immediately prior to such date.

               "Village at Rivergate" shall mean, with respect to the premises described in Exhibit A-4 hereto, collectively, the Land, the Improvements, the Personal Property, the Intangible Personal Property, the Leases, the Operating Agreements and the Other Agreements.
                                (14)

               "Violations" shall mean, with respect to each Center, violations of Legal Requirements with respect to the Center.

               SECTION 1.02. Terms Generally. Definitions in this Agreement apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed to be references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular article, section, paragraph or subdivision.


                         ARTICLE II

             Agreement To Contribute the Centers

               SECTION 2.01 Contribution of Village at Rivergate and Lion's Head Village. Upon and subject to the terms and conditions of this Agreement, Transferor agrees to contribute fee simple title to the Properties comprising Lion's Head Village and Village at Rivergate and good and valid title in the remainder of such Centers to Transferee and Transferee agrees to accept fee simple title to such Properties and good and valid title to the remainder of such Centers from Transferor, subject only to the Permitted Encumbrances and in exchange therefore Transferee shall issue Units to Transferor (or its permitted designees) (the "A Units") as provided in
     Article III.

               SECTION 2.02. Contribution of Hickory Hollow Mall, Courtyard at Hickory Hollow and Rivergate Mall. Upon and subject to the terms and conditions of this Agreement, Transferor agrees to contribute fee simple title to the Properties comprising Hickory Hollow Mall, Courtyard at Hickory Hollow and Rivergate Mall and good and valid title in the remainder of such Centers to Transferee and Transferee agrees to accept fee simple title to such Properties and good and valid title to the remainder of such Centers from Transferor, subject only to the Permitted Encumbrances and the Existing Debt and in exchange therefore Transferee shall
                                (15)
     issue Units (the "B Units") to Transferor (or its permitted designees) as provided in Article III.


               SECTION 2.03 Tax Treatment. (a) For Federal income tax purposes, the transactions contemplated by this
     Article II shall be treated by Transferor and Transferee as separate tax-free capital contributions pursuant to
     Section 721 of the Code and Transferor and Transferee agree that the Units received from each of the foregoing transactions shall have different characteristics for Federal income tax purposes. Based on the assumption that the Unit Holders other than HRE Nashland, Inc. have at least $76,000,000 of so-called "Section 704(c) minimum gain" as reflected in Treasury Regulation Section 1.752-3(a)(2), such Unit Holders shall be allocated all the liabilities required to be allocated to the Unit Holders pursuant to
     Section 3.06(a). Transferor and Transferee agree to file all tax reports, returns, claims and other statements (and to cause their respective affiliates to file all their tax reports, returns, claims and other statements) on a basis consistent with the foregoing treatment (and the treatment contemplated by Section 3.06) and shall not make any inconsistent written statement or take any inconsistent position on any returns, on any refund claim, during the course of any Internal Revenue Service or other tax audit, for any financial or regulatory purpose, or in any litigation or investigation or otherwise, unless in the good faith view of counsel for the party in question (after consultation with the other party) there is no reasonable basis to maintain such position as a result of a change in applicable law after the date hereof. The provisions of this Article II shall survive the Closing.

               (b) Transferee does not guarantee or represent that the Federal income tax consequences of the transactions contemplated by this Agreement will be as intended by the parties and shall not be liable to the Unit Holders if the tax consequences differ from such expectations unless such difference results from Transferee's breach of this Agreement.
                                (16)

                         ARTICLE III

                 Agreed Value; Existing Debt

               SECTION 3.01. Agreed Value. (a) In consideration for the contribution by Transferor of the Centers as provided in Article II, at the Closing Transferee agrees to (i) accept title to Village at Rivergate subject only to the Permitted Encumbrances, (ii) accept title to Lion's Head Village subject only to the Permitted Encumbrances, (iii) accept title to Hickory Hollow Mall, Courtyard at Hickory Hollow and Rivergate Mall subject only to the Permitted Encumbrances and the Existing Debt, (iv) issue to Transferor (or to any Permitted Transferee which meets the requirements of
     Section 3.10) a number of Units having an aggregate Unit Value equal to the Agreed Value minus the amount to be paid by Transferee to prepay the Existing Debt pursuant to
     Section 5.02 (and to pay all interest, prepayment premiums, fees and other amounts related thereto) and (v) prepay the Existing Debt as provided in Section 5.02. Notwithstanding anything to the contrary contained herein, in no event will Transferee be required to issue Units with an aggregate Unit Value as of the Closing Date in excess of $19 million or less than $15 million (which $19 million and $15 million amounts shall be increased by the aggregate Unit Value of the Units, if any, to be issued pursuant to Section 3.03(b)); provided, however, that such $19 million and $15 million amounts (as so increased) are each subject to adjustment by the amount of any adjustment to the Agreed Value made in accordance with
     Article VI. No fractional Units shall be issued to Transferor pursuant to this Section 3.01; in lieu thereof on the Closing Date Transferee shall pay Transferor cash. At least three Business Days prior to the Closing Transferor will deliver to Transferee its good faith estimate of the number of Units to be issued at the Closing based upon its estimate of the Agreed Value as of the Closing after giving effect to the adjustments thereto specified in this Agreement.

               (b) In order to secure its obligations under this Agreement, within two Business Days after this Agreement has been executed and delivered by Transferor and Transferee, Transferee, at its option, shall either (i) deposit in an account designated by Escrow Agent the sum of $3,500,000 in immediately available funds or (ii) deliver to Escrow Agent the Letter of Credit. The funds or Letter of Credit so deposited or delivered (the "Deposit") shall be subject to the provisions of Section 3.02.
                                        (17)

               SECTION 3.02. Escrow Provisions. (a) The Title Company (referred to in this Section and sometimes in other sections hereof as "Escrow Agent") shall hold the Deposit in escrow until the Closing or such other time as is specified herein, and shall pay over or apply the Deposit in accordance with the terms of this Section 3.02. If at any time the Deposit is not represented by the Letter of Credit, the Deposit shall be held in an interest-bearing bank account at The Chase Manhattan Bank, N.A., or in such other investments as may be agreed to in writing by Transferor and Transferee. All interest or other income, if any, earned on the Deposit (the "Income") shall be paid to or applied for the benefit of Transferee unless the Deposit is to be paid to Transferor as provided in Section 14.01 or 16.11, in which case the Income shall be paid to Transferor. The party that receives the Income or the benefit thereof shall be responsible for paying any income taxes thereon. The tax identification numbers of the parties hereto shall be furnished to Escrow Agent upon request.

               (b)  Any disposition of the Deposit (and the
     Income, if any,) shall be effected as follows:

               (i) If the Closing occurs, the Deposit shall be returned to Transferee if it is represented by the Letter of Credit and otherwise the Deposit (and the Income, if any) shall be paid to the order of Transferee.

               (ii) If this Agreement is terminated pursuant to
               Section 14.01 or 16.11, then, (i) if the Deposit is represented by the Letter of Credit, Escrow Agent shall as promptly as practicable draw under the Letter of Credit for the full amount available thereunder and as promptly as practicable pay the proceeds of such drawing to the order of Transferor as liquidated damages or (ii) if the Deposit is not represented by the Letter of Credit, Escrow Agent shall as promptly as practicable pay the Deposit (and the Income, if any) to the order of Transferor as liquidated damages.

               (iii) If the Closing does not occur for any reason
               other than termination pursuant to Section 14.01 or 16.11, the Deposit shall be returned to Transferee if it is represented by the Letter of Credit and otherwise the Deposit (and the Income, if any) shall be paid to the order of Transferee.
                                (18)

               (c) Escrow Agent shall not be required to make any disposition of the Deposit or the Income, if any, unless
     (i) Escrow Agent is directed to do so in writing by Transferor and Transferee or (ii) Escrow Agent is directed to do so in writing by the party which claims to be entitled to receive the Deposit and the Income, if any, and the other party does not object to such disposition within 10 days after receipt by such party of notice thereof from Escrow Agent or (iii) Escrow Agent is directed to do so by a final order or judgment of a court as hereinafter provided; provided, however, that if the Deposit is represented by the Letter of Credit, unless Transferee shall have theretofore furnished an extension of such Letter of Credit or such Letter of Credit shall provide for automatic renewal of the term thereof, Escrow Agent shall draw under the Letter of Credit for the full amount available thereunder no sooner than 10 days and no later than five days prior to the expiry thereof and hold the proceeds of such drawing as the Deposit in accordance with this Section 3.02. The notice given by Escrow Agent pursuant to clause (ii) above shall state in capital letters that failure of the addressee to object to the disposition of the Deposit described in such notice within 10 days after receipt by such party of such notice shall constitute a waiver of the addressee's right to contest or object to such disposition. In the event that any dispute shall arise with respect to the entitlement of either party to the Deposit (and the Income, if any) as set forth in this
     Section 3.02, Escrow Agent shall continue to hold the Deposit and any Income until otherwise directed by written instruction from Transferor and Transferee or a final order or judgment of a court of competent jurisdiction entered in an action or proceeding to which Escrow Agent is a party. In addition, in the event of any such dispute, Escrow Agent shall have the right at any time to commence an action in interpleader and to deposit the Deposit (and the Income, if any) with the clerk of a court of appropriate jurisdiction in the State of New York. Upon the commencement of such action and the making of such deposit, Escrow Agent shall be released and discharged from and of all further obligations and responsibilities hereunder.

               (d) The parties hereto acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that with respect to the Deposit and the Income, if any, Escrow Agent shall not be deemed to be the agent of any of the parties hereto and that Escrow Agent shall not be liable to either of the parties hereto for any act or omission on its part unless taken or suffered in bad
                                (19)
     faith, in willful disregard of this Agreement or involving gross negligence on the part of Escrow Agent. Escrow Agent may act upon any instrument or other writing and upon signatures believed by it in good faith to be genuine, without any duty of independent verification, so long as Escrow Agent is not grossly negligent in doing so. Escrow Agent shall not be bound by any modification of this Agreement unless the same is in writing and signed by the parties hereto and a counterpart thereof is delivered to Escrow Agent and, if Escrow Agent's duties, rights or liabilities hereunder are affected, unless Escrow Agent shall have given its prior consent thereto in writing. Escrow Agent shall not be required or obligated to determine any questions of law or fact. The parties hereto shall jointly and severally indemnify and hold harmless Escrow Agent from and against all costs, claims and expenses, including reasonable attorneys' fees and litigation costs, incurred by Escrow Agent in connection with the performance of its duties under this Section 3.02 (including in an interpleader action or other litigation regarding the disposition of the Deposit (and the Income, if any)), except with respect to acts or omissions taken or suffered by Escrow Agent in bad faith, in wilful disregard of this Agreement or involving gross negligence on the part of Escrow Agent.

               (e) Escrow Agent shall have no liability for the selection of any particular account or investment made by the parties hereto, for fluctuations in the value of said account or investment, for the amount of Income earned on said account or investment or for any loss incurred in connection therewith.

               (f) Escrow Agent has acknowledged its agreement to hold the Deposit and the Income, if any, and the Escrow Fund in accordance with this Section 3.02 and Section 14.05 and to perform its other obligations expressly set forth in this Agreement by executing this Agreement, and Escrow Agent has executed this Agreement solely for such purpose.

               (g) References in succeeding provisions of this Agreement to the Deposit shall be deemed to be references both to the Deposit and the Income, if any.

               SECTION 3.03.  Terms Regarding Existing Debt.
     (a) At the Closing, subject to the terms and conditions hereof, (i) Village at Rivergate will be contributed to Transferee subject only to the Permitted Encumbrances,
     (ii) Lion's Head Village will be contributed to Transferee
                                (20)
     subject only to the Permitted Encumbrances, (iii) Hickory Hollow Mall, Courtyard at Hickory Hollow and Rivergate Mall will be contributed to Transferee subject only to the Permitted Encumbrances and the Existing Debt, (iv) the Existing Debt will be prepaid in accordance with Section 5.02 immediately upon the contribution of Hickory Hollow Mall, Courtyard at Hickory Hollow and Rivergate Mall to Transferee and (v) concurrently therewith Hickory Hollow Mall, Courtyard at Hickory Hollow and Rivergate Mall will be encumbered by at least $150,000,000 principal amount of nonrecourse mortgage debt within the meaning of Treasury Regulation 1.752(a) all as provided in Section 5.02. At least three Business Days prior to the Closing Transferor will deliver to Transferee payoff letters (the "Payoff Letters") from each lender holding any Existing Debt setting forth all amounts that would be due to such lender assuming the Existing Debt held by such lender is prepaid in full on the Closing Date. The Payoff Letter from each lender (or other documentation obtained by Transferor from such lenders, the form of which shall have been delivered to Transferee at least three Business Days prior to the Closing Date) shall contain such lender's express acknowledgment and agreement that Transferee shall not have any liability or obligation (contingent or otherwise) or be subject to any claim or cause of action relating to the Existing Debt or arising under any document evidencing, securing or relating to such Existing Debt following payment of the amounts set forth in such Payoff Letter; provided, however, that such acknowledgment and agreement shall not be required from a holder of Existing Debt who refuses to provide it if the Guarantee shall contain an indemnity (in the form contemplated by Exhibit H annexed hereto) from the guarantors thereunder whereby such guarantors, jointly and severally, agree to indemnify, defend and protect Transferee and hold Transferee harmless from and against any and all Losses that Transferee may suffer or incur as a result of any such lender asserting any claims against Transferee under the terms of the documents evidencing, securing or otherwise relating to the Existing Debt held by such lender or otherwise in connection with such Existing Debt.

               (b) Transferor has informed Transferee that CIGNA is holding an asbestos abatement escrow account in the approximate amount of $650,000 and a real estate tax escrow account in the approximate amount of $1,750,000, each of which was established by Transferor, as collateral for the Existing Debt held by CIGNA and that Transferor has requested CIGNA to agree to arrangements that would permit the amounts
                                (21)
     in such escrow accounts to be applied at Closing to reduce such Existing Debt. Transferor and Transferee agree that if CIGNA is unwilling to make such arrangements, (i) the Existing Debt to be paid off by Transferee will not be reduced by any amounts in such escrow accounts, (ii) at the Closing, Transferor will assign to Transferee all its right, title and interest in such escrow accounts, (iii) Transferor shall cause (and Transferee, at Transferor's request, shall, without expense to it, reasonably cooperate in causing) such escrow accounts to be liquidated promptly (and in any event within 30 days) after the Closing and in connection therewith shall cause Transferee to receive, as assignee of Transferor's rights in such escrow accounts, the amount held in such escrow accounts and (iv) promptly after receipt of any amount from such escrow accounts, Transferee shall be obligated to issue to Transferor (or to any Permitted Transferee which meets the requirements of Section 3.10) a number of Units having an aggregate Unit Value as of the Closing Date equal to such amount so received (and the number of Units so issued shall take into account a proration of any regular quarterly distribution with respect to such Units, such proration to be made as of the Closing Date in accordance with the provisions of Section 6.04, in the same manner as the Units issued on the Closing Date)) provided that no fractional Units shall be issued and in lieu thereof Transferee shall pay Transferor cash), subject only to Transferor's (or any such Permitted Transferee's) execution of a written agreement to become a limited partner of Transferee and to be bound by all of the terms and conditions of the Partnership Agreement and in compliance with the other provisions of Section 3.10 and (v) any Units issued pursuant to the foregoing clause (iv) shall be subject to the same rights and restrictions (including those of the Registration Rights Agreement) applicable to the Units issued at the Closing.

               SECTION 3.04.  Allocation of Agreed Value.  The
     Agreed Value shall be allocated among the Centers as follows:

               (a) The portion of the Agreed Value attributable to Hickory Hollow Mall is 51.11% thereof;

               (b) The portion of the Agreed Value attributable to Courtyard at Hickory Hollow is 2.38% thereof;

               (c)  The portion of the Agreed Value attributable
     to Rivergate Mall is 41.06% thereof;
                                (22)

               (d) The portion of the Agreed Value attributable to Village at Rivergate is 2.12% thereof;

               (e) The portion of the Agreed Value attributable to Lion's Head Village is 3.33% thereof.

     Transferor and Transferee agree to file all tax reports, returns, claims and other statements (and to cause their respective affiliates to file all their tax reports, returns, claims and other statements) on a basis consistent with such allocation and shall not make any inconsistent written statement or take any inconsistent position on any returns, on any refund claim, during the course of any Internal Revenue Service or other tax audit, for any financial or regulatory purpose, or in any litigation or investigation or otherwise, unless in the good faith view of counsel for the party in question (after consultation with the other party) there is no reasonable basis to maintain such position as a result of a change in applicable law after the date hereof. The provisions of this Section 3.04 shall survive the Closing.

               SECTION 3.05.  Agreements Regarding the
     Partnership. (a) Transferor agrees at the Closing to become a limited partner of the Partnership and to be bound by all of the terms and conditions of the Partnership Agreement, and Transferee agrees to admit Transferor as a limited partner of the Partnership as of the Closing Date.

               (b) By execution of this Agreement in its capacity as the general partner of the Partnership, the General Partner hereby grants all consents and approvals required from it pursuant to the Partnership Agreement in order to permit any Unit Holder, upon written notice to the Partnership, to transfer all or a portion of the Units issued pursuant hereto to any Permitted Transferee and to have such Permitted Transferee admitted as a limited partner of the Partnership upon such Permitted Transferee's written agreement to become a limited partner of the Partnership and to be bound by all of the terms and conditions of the Partnership Agreement; provided, however, that (i) the Units issued pursuant hereto may not be transferred if, following such transfer, there are more than 20 record owners of the Units issued pursuant hereto, (ii) a Permitted Transferee shall not be entitled to be admitted as a limited partner of the Partnership unless such Permitted Transferee shall provide such information and documentation as may be reasonably requested by Transferee to confirm that such
                                (23)

     Permitted Transferee is an Accredited Investor, provided that Transferee agrees that the information and agreement required by Section 3.10 shall be sufficient for purposes hereof with respect to any Permitted Transferee identified in
     Section 3.10, provided the substance of the underlying facts supports the conclusion that such Transferee is an Accredited Investor and (iii) any transfer shall be subject to the restrictions in Section 9.3 of the Amended Partnership Agreement (other than clause (ii) thereof). "Permitted Transferee" shall mean (i) any Person which owns or holds a direct or indirect interest in Transferor and, in the case of any such Person who is an individual, such individual's Family Members or trusts created for their benefit, (ii) any entity controlled by or under common control with an entity referred to in clause (i) and (iii) any bona fide pledgee of Units issued pursuant hereto after a default on an obligation secured by the pledge or to a bona fide purchaser for value following such default. In the notice to Transferee, the Unit Holder desiring to effect any such transfer shall certify that the person to whom the Units are to be transferred is a Permitted Transferee. In addition to the transfer rights granted pursuant to this Section 3.05(b), any Unit Holder shall also be permitted to transfer the Units issued pursuant hereto in accordance with the terms and conditions of the Partnership Agreement.

               (c) Transferee and General Partner agree (i) not to amend or modify the Partnership Agreement prior to the Closing Date in a manner that would adversely affect Transferor or any Permitted Transferee (it being expressly agreed that amendments providing for the issuance by Transferee of preferred partnership interests having substantially the same economic terms as shares of preferred stock issued by Parent shall be permitted) and (ii) to deliver to Transferor at least five Business Days prior to the Closing certified copies of any amendments to the Partnership Agreement effected prior to the Closing Date, except that the foregoing shall not be deemed to prohibit the execution and delivery of the Amended Partnership Agreement. If the Amended Partnership Agreement shall be executed and delivered prior to the Closing, Transferee shall promptly deliver a certified copy thereof as so executed to Transferor but in any event prior to the Closing. If the Amended Partnership Agreement shall not have been executed and delivered prior to the Closing, Transferor agrees to grant or caused to be granted at the Closing an irrevocable proxy to Parent, in form and substance reasonably satisfactory to Parent, authorizing Parent to vote the Units issued pursuant
                                (24)
     to this Agreement in favor of the approval of the Amended Partnership Agreement.

               (d) Without limiting any other rights granted hereunder or under any documents delivered pursuant hereto, Transferor (and its permitted designees and transferees who become holders of any of the Units issued pursuant to this Agreement) shall be entitled to the Rights (as defined in the Amended Partnership Agreement); provided, however, that
     (i) from and after any distribution in kind of the Units issued pursuant hereto to Transferor's partners, the restrictions set forth in Section 4 of Exhibit D to the Amended Partnership Agreement shall not apply to any Unit Holder other than HRE Nashland, Inc. and its affiliates, except that Section 4(a) of Exhibit D to the Amended Partnership Agreement, as it applies to HRE Nashland, Inc. and its affiliates, shall be deemed to refer to "two (2) Exchange Notices" rather than "one (1) Exchange Notice", (ii) in any case where the Exchange Consideration (as defined in the Amended Partnership Agreement) is cash in an amount less than or equal to $750,000 the closing date for the payment thereof shall be within 30 days after the receipt by Parent of the related Exchange Notice (as defined in the Amended Partnership Agreement) (and the provisions of clause (B), including the proviso thereto, of Section 6 of Exhibit D to the Amended Partnership Agreement shall not apply), (iii) in any case where the Exchange Consideration is cash in an amount greater than $750,000 the second reference to "sixty
     (60)" in the proviso to clause (B) of Section 6 of Exhibit D to the Amended Partnership Agreement shall be deemed changed to "thirty (30)" and (iv) the provisions of Section 7 of Exhibit D to the Amended Partnership Agreement shall not be given effect with respect to any exercise of the Rights in respect of such Units.

               (e) The provisions of this Section 3.05 shall survive the Closing.

               SECTION 3.06. Certain Tax Matters. (a) Except to the extent repayment of any such debt is required under the applicable loan documents as a result of a casualty or condemnation, for a period of 15 years after the Closing Date, the Transferee shall cause the assets it acquires pursuant to this Agreement (the "Designated Properties") or any Successor Designated Properties to be subject to one or more nonrecourse liabilities within the meaning of Treasury Regulation 1.752-1(a)(2) (as in effect as of the date hereof) aggregating at least $150,000,000 so as to cause at
                                (25)
     least $76,000,000 of such debt to be allocable to the Unit Holders pursuant to Regulation 1.752-3(a)(2) (as in effect as of the date hereof) (based on the assumption that the initial tax basis of the Centers (other than Lion's Head Village and Village at Rivergate) is equal to the amount certified by Transferor to Transferee within 60 days after the Closing Date, but in no event exceeding $74,000,000); provided, however, that neither Lion's Head Village nor Village at Rivergate (nor any of their Successor Designated Properties nor any other assets of Transferee) (the "Non-Mall Properties") shall be encumbered by any of the indebtedness required to be maintained pursuant to this Section 3.06(a). For the avoidance of doubt, the parties agree that the proviso in the preceding sentence shall not prohibit Transferee from encumbering or otherwise allowing the Non-Mall Properties to serve as collateral for indebtedness also secured by the other Designated Properties, so long as at least $150,000,000 principal amount of such indebtedness is properly allocable solely to such other Designated Properties for purposes of Treasury Regulation Section 1.752-3(a)(2) as in effect on the date hereof and the other requirements of the first sentence of this Section 3.06 are satisfied. Between the date hereof and the Closing Date Transferor will cooperate with such reasonable requests of the proposed lender of the indebtedness required to be maintained pursuant to this Section 3.06(a) (or any other indebtedness that Transferee desires to incur in connection with the transactions contemplated by this Agreement) as Transferee may make; provided, however, that such cooperation shall not require Transferor to incur any expense or liability (except for reasonable expenses as to which Transferee agrees to reimburse and indemnify Transferor) or to materially interrupt Transferor's business, alter any right or benefit of Transferor hereunder or cause any adverse tax consequence to Transferor (or any of its direct or indirect partners).
     If any change in the Code, the Treasury Regulations, administrative or judicial authority interpreting the Code or such regulations or other applicable law causes the amount of nonrecourse debt that is allocable to the applicable Unit Holders for Federal income tax purposes to be less than $76,000,000 (or otherwise causes any such Unit Holder to recognize gain because of a decrease (or deemed decrease) of debt that is allocable to such Unit Holder), then Transferee shall cooperate with any reasonable requests of Transferor to alleviate such result; provided, however, that such efforts shall not require Transferee to incur any expense or liability (except for reasonable expenses as to which Transferor agrees to reimburse and indemnify Transferee
                                (26)
     therefor) or to materially interrupt Transferee's business, alter any right or benefit of Transferor hereunder or cause any adverse tax consequence to Transferee (or any of its direct or indirect partners), other than a reduction in liability share.

               (b) Within 75 days after the end of each taxable year, the General Partner shall cause to be submitted to Transferor and each other Unit Holder a good faith estimate of (i) the amount of Partnership liabilities allocable to each such Unit Holder under Section 752 of the Code as of the end of such fiscal year, (ii) such Unit Holder's tax basis in its Units as of the end of such taxable year and (iii) the effect of anticipated Partnership liability reductions and other events expected to occur over the course of the succeeding taxable year that would have a material effect on such Unit Holder's tax basis in its Units. If such estimate indicates that such Unit Holder may recognize gain for Federal income tax purposes during such succeeding taxable year under Section 731 of the Code as a consequence of such liability reductions or other events, (if or an unanticipated transaction is proposed that would have such effect), then the General Partner shall use commercially reasonable efforts to identify, and make available to such Unit Holder, opportunities for such Unit Holder to provide so-called "bottom-up" guarantees of Partnership liabilities or to take other actions so as to minimize or avoid such gain recognition in a commercially reasonable manner. "Successor Designated Property" means a property acquired by the Partnership upon the disposition of a Designated Property in a Section 1031 like-kind exchange or any other non-recognition transaction under the Code, in either case without violating Section 3.06(a) or 3.07(a).

               (c) For purposes of Section 704(c) of the Code, Transferee shall elect to allocate items of income, gain, loss and deduction relating to each of the Designated Properties as determined for Federal income tax purposes in accordance with the so-called "traditional method with curative allocations" described in Treasury Regulation
      1.704-3(c), subject to the conditions that (i) any such curative allocations shall be made solely with any gain attributable to the sale or other disposition of such Designated Property (to the extent such gain would not be required to be allocated to the Unit Holders pursuant to the so-called "traditional method" described in Treasury Regulation 1.704-3(b)) and (ii) any such curative allocations shall be made based upon the "built-in gain" (as
                                (27)
     defined in Treasury Regulation 1.704-3(a)(3)(ii)) with respect to the Designated Property, determined as if the initial "book" value of the Designated Property for
     Section 704(b) purposes were reduced by the Section 704(b) "book" depreciation using the straight line method over a fifty year period (which the parties agree more closely reflects the economic useful life of each Designated Property as compared to the remaining tax depreciation period for such Designated Property). The foregoing principles also shall apply to any Successor Designated Property. Transferee will file all Federal income tax returns reflecting the methodology set forth above unless it receives an opinion of nationally recognized tax counsel (after consultation with Transferor) that, as a result of a change of law, there is no reasonable basis for such a filing. If the IRS contends upon audit that such methodology is invalid (a "Proposed Disallowance"), the Transferee will contest such Proposed Disallowance in good faith, unless it receives an opinion of nationally recognized tax counsel (after consultation with Transferor) that there is no reasonable basis for such a contest; provided, however, that Transferee shall not be required to incur any material expense in connection with any such contest unless one or more Unit Holders have made arrangements reasonably satisfactory to Transferee to reimburse Transferee for such expense. If Transferee complies with the requirements of this Section 3.06(c), the amount of nonrecourse debt allocable to the Unit Holders for purposes of Section 3.06(a) shall be determined by assuming the validity of the methodology set forth above. The foregoing principles also shall apply to any Successor Designated Property.

               (d) Without limiting any other rights granted hereunder or under any documents delivered pursuant hereto, Transferor (and its permitted designees and transferees who become holders of any of the Units issued pursuant to this Agreement) shall be entitled to the Rights (as defined in the Partnership Agreement).

               (e) The parties hereto agree that as between Transferor and Transferee, Transferor shall be entitled to deduct any interest accruing on the Existing Debt on or before the Closing Date (including all contingent interest with respect to the Existing Debt).

               (f)  The provisions of this Section 3.06 (and the
     tax-related provisions of Article II) shall survive the
     Closing.
                                (28)

               (g)  Transferor shall make an election under
     Section 754 of the Code before the Closing Date and provide to Transferee at the Closing evidence thereof reasonably satisfactory to Transferee.

               SECTION 3.07. No Sale of Assets. (a) At no time during the 15-year period following the Closing Date may the Transferee voluntarily sell, transfer or otherwise dispose of any Designated Properties or Successor Designated Properties directly or indirectly, in a single transaction or a series of related transactions, if the result would be that any Unit Holder would recognize gain for Federal income tax purposes. The foregoing limitation shall not be interpreted as restricting (i) a sale pursuant to a deed in lieu of condemnation or a deed in lieu of foreclosure given by the Transferee under the genuine threat of imminent condemnation or foreclosure, (ii) a sale pursuant to a bona fide foreclosure proceeding (or exercise of a power of sale),
     (iii) a condemnation of substantially all of a Designated Property or a Successor Designated Property or (iv) the substantial destruction of substantially all of a Designated Property or a Successor Designated Property as a result of fire or other casualty if Transferee elects in good faith not to restore such Designated Property or Successor Designated Property.

               (b) Transferee shall not transfer any Designated Property to any Person, including a subsidiary partnership of Transferee, if the basis of the transferee in such Designated Property for Federal income tax purposes is determined in whole or in part by Transferee's basis unless either (i) Transferee receives a Successor Designated Property in return or (ii) such transfer does not violate Section 3.06(a) or 3.07(a) and such transferee of the Designated Property agrees in writing to be bound by the terms of Section 3.06 and this
     Section 3.07, which agreement shall be for the express benefit of the Unit Holders (and, where applicable, their direct and indirect partners) and copies of which shall be delivered to each Unit Holder. In the case of any such transfer, Transferee shall not be released from any liability or obligations under Section 3.06 or this Section 3.07.

               (c) The provisions of this Section 3.07 shall survive the Closing.

               SECTION 3.08.  Registration Rights Agreement.  Not
     later than the Closing Date, Transferee shall cause Parent to
                                (29)
     enter into and deliver to Transferor the Registration Rights
     Agreement.

               SECTION 3.09.  Certain Permitted Transferee
     Actions. (a) In the event that Transferee proposes to take any action that otherwise would be prohibited by
     Section 3.06(a), 3.07(a) or 3.07(b), then, notwithstanding such provision, Transferee may take such action if Transferee has satisfied each of the following requirements:
     (i) Transferee shall have delivered to Transferor and each of the other Unit Holders written notice of its proposal to take such action at least 30 days prior to taking such action, which notice shall describe in reasonable detail the proposed action and set forth, an estimate by the independent accounting firm of Transferee, certified to the Unit Holders, of the amount and character of taxable income that would be recognized by such Unit Holders as a result of such action,
     (ii) within 10 days after taking such action Transferee shall give written notice (a "Section 3.09 Notice") to the Unit Holders to such effect and shall make a cash payment to each Unit Holder equal to such Unit Holder's respective Make Whole Amount (as defined below), and (iii) Transferee shall cause Parent to pay to each Unit Holder that delivers a
     Section 3.09 Exercise Notice (as defined below) the purchase price payable to such Unit Holder pursuant to Section 3.09(d) in consideration of the assignment by such Unit Holder of the Units that were the subject of such Section 3.09 Notice to such Persons as Transferee shall designate. If Transferee shall fail to give a Section 3.09 Notice to any Unit Holder when required under the preceding sentence, Transferee will pay on demand all interest and penalties related to any tax imposed on such Unit Holder with respect to the action that gave rise to such Section 3.09 Notice that accrue until 30 days after such notice is given.

               (b) The term "Make Whole Amount" shall mean an amount intended to compensate a Unit Holder (or, where applicable, its direct or indirect partners), on a present-value, after-tax basis, for the acceleration of tax liability that would be caused to such Unit Holder by an action described in Section 3.09(a), which amount shall be computed by the Transferor's Accountants and certified to Transferee in accordance with the following principles: (i) it shall be assumed that the cost of such acceleration of tax liability shall be the excess of (x) the tax liability estimated to be incurred by such Unit Holder (or, where applicable, its direct or indirect partners) as a result of such action over
     (y) the present value of the aggregate tax liability that
                                (30)
     would have been incurred by such Unit Holder (or, where applicable, its direct or indirect partners) had such liability been triggered on the fifteenth anniversary of the Closing Date, (ii) subject to any specific knowledge of Transferor's Accountants to the contrary, the tax liabilities of the Unit Holder (or, where applicable, its direct or indirect partners) shall be estimated on the assumption that such Unit Holder (or, where applicable, each such direct or indirect partner) is an individual that (x) has no other source of income or loss and (y) is taxable at the maximum marginal combined Federal, state and local tax rate in effect at the time of such action for such Unit Holder based on its residence according to Transferor's records (such rate to be determined separately for each relevant type of income that would be triggered by such action), (iii) the present-value amount described in clause (i)(y) above shall be made as of the expected date of such action using a discount rate of 10%, (iv) the adjusted tax basis of the Centers, as of December 31, 1997, is as set forth in Exhibit FF and, as of the Closing will be the amounts to be provided to Transferee within 60 days after the Closing Date and (v) the amount determined in accordance with the preceding principles shall be grossed-up as required (using the assumptions set forth in clause (ii) above and treating such payment as ordinary income rather than capital gain) so that such Unit Holder (or, where applicable, its direct or indirect partners) will receive the appropriate amount on an after-tax basis. The Transferor shall use reasonable efforts to assist the Transferor's Accountants in computing the Make Whole Amount, including providing any pertinent information reasonably available to it regarding the tax positions of each of the Unit Holders.

               (c) Within 90 days after the end of the taxable year of Transferee during which any action described in
     Section 3.09(a) occurs by reason of the application of this
     Section 3.09, Transferee shall deliver a certificate to each Unit Holder setting forth the final calculation by its independent accounting firm of the amount and character of the taxable income that such action caused such Unit Holder to recognize and an appropriate payment shall promptly be made by Transferee to each Unit Holder or by each Unit Holder to Transferee, as required, so as to reflect such final information and any relevant change in tax law subsequent to the initial determination of the Make Whole Amount. The amount of any such payment shall be determined by the Transferor's Accountants and certified to Transferee.
                                (31)

               (d) If Transferee delivers (or is required to deliver) a Section 3.09 Notice, each Unit Holder may deliver to Parent during the 60 day period following its receipt of the Section 3.09 Notice a written notice (a "Section 3.09 Exercise Notice") pursuant to which such Unit Holder elects to sell all or a portion of its Units to Parent (or Parent's designee) (the "Offered Units"). The effectiveness of any
     Section 3.09 Exercise Notice shall be conditioned upon the actual occurrence of the event giving rise to a Make Whole Payment. The purchase price payable by Parent to each exercising Unit Holder shall be equal to the Common Stock Amount (as defined in the Amended Partnership Agreement) with respect to the Offered Units multiplied by the Current Per Share Market Price (as defined in the Amended Partnership Agreement) of such exercising Unit Holder's Offered Units as of the date on which the Section 3.09 Exercise Notice was delivered to Parent and shall be paid by cashier's check or wire transfer in immediately available funds at the closing of the acquisition of Offered Units. Such purchase price for an exercising Unit Holder's Offered Units shall be determined in the manner provided in the Amended Partnership Agreement to the extent it is not inconsistent with this Section 3.09. The closing of the acquisition of Offered Units, unless otherwise mutually agreed, shall be held at the principal offices of Parent not later than 10 days after the date Parent receives the Section 3.09 Exercise Notice. At the closing of the purchase and sale of Offered Units, payment of the purchase price shall be accompanied by proper instruments of transfer and assignment in accordance with the provisions of Section 8 of Exhibit O ("Rights Terms") of the Partnership Agreement as in effect on the date hereof (or the comparable provisions of the Amended Partnership Agreement).

               (e)  All reasonable fees and expenses of the
     Transferor's Accountants incurred in connection with any determinations pursuant to this Section 3.09 shall be paid promptly by Transferee.

               (f) Payment of the Make Whole Amount (together with such other amounts as may be required to be paid under the express terms of this Section 3.09 and such other amounts as may be payable to Transferor pursuant to Section 14.09 to the extent related to any enforcement of its rights under this Section 3.09) in accordance with this Section 3.09 shall be the exclusive remedy of Transferor and the Unit Holders for a breach by Transferee of Section 3.06(a), 3.07(a) or 3.07(b).
                                (32)

               SECTION 3.10. Accredited Investor Status. No later than five Business Days prior to the Closing, Transferor shall deliver to Transferee a completed questionnaire (in a form reasonably acceptable to Transferee) providing information solely for the purpose of confirming the status of Transferor as an "accredited investor (as defined in Regulation "D" of the Securities Act of 1933, as amended) (an "Accredited Investor"), and an agreement, in form and substance reasonably satisfactory to Transferee, by Transferor in favor of Transferee and Parent whereby Transferor (i) acknowledges having received and reviewed the Partnership Agreement, the Registration Rights Agreement, the Parent's then most recent 10-K report, 10-Q report, annual report, proxy statement and the public announcements described in Exhibit DD and (ii) agrees to indemnify, defend and hold harmless Transferee and Parent from and against all loss, liability, damages, costs and expenses (including reasonable counsel fees, disbursements and other expenses) incurred by Transferee or Parent as a result of, or arising from, any false, incorrect or inaccurate statement contained in the questionnaire provided by Transferror. At least five Business Days prior to the Closing, Transferor may direct that all or part of the Units to be issued at Closing (other than those to be deposited in the Escrow Fund) shall be issued to one or more of the following Permitted Transferees:
     O'Connor Realty Investors II, L.P., HRE Nashland, Inc., J.W. O'Connor & Co. Incorporated, O'Connor Associates L.P., Nashput Associates L.P. (which is wholly owned by the two preceding entities), Metropolitan Life Insurance Company and B.C.O.P. Associates L.P.; provided, however, that not later than five Business Days prior to the Closing each such Permitted Transferee which is to receive Units shall provide the same information and agreement required from Transferor under this Section 3.10; provided further, however, that if the Amended Partnership Agreement shall not have been executed and delivered prior to the Closing, each such Permitted Transferee shall deliver to Transferee at the Closing the proxy contemplated by Section 3.05(c).
                                (33)

                         ARTICLE IV

                   Permitted Encumbrances

               SECTION 4.01.  Definition.  As used in this
     Agreement, "Permitted Encumbrances" shall mean the collective reference to the following matters with respect to any
     Center:

               (a) the matters set forth in Exhibit G annexed hereto and made a part hereof with respect to such Center;

               (b) liens for Impositions which are not due and payable as of the Closing Date and which are apportioned in accordance with Article VI;

               (c) liens for Impositions which are paid directly by Tenants in occupancy on the Closing Date or Adjoining
     Owners to the entity imposing same;

               (d) the state of facts shown on the following surveys (and on updates of such surveys to be provided to Transferee within two weeks after the date hereof, provided that any additional matter shown on any such updated survey shall be a Permitted Encumbrance only if it does not materially and adversely affect the value or utility of the Center that is the subject of such survey):
     (i) A.L.T.A./A.C.S.M. Land Title Survey of Hickory Hollow Mall (Bell Road and Hickory Hollow Parkway) dated March 17, 1994, last revised on December 4, 1997,
     (ii) A.L.T.A./A.C.S.M. Land Title Survey of Lion's Head Village (White Bridge Pike) dated February 11, 1992, last revised on December 4, 1997, (iii) As-Built Survey of Rivergate Mall (Gallatin Pike and Two Mile Pike) dated February 17, 1992, last revised on December 19, 1997, and
     (iv) A.L.T.A./A.C.S.M. Land Title Survey of Gallatin Pike at Conference Drive dated December 12, 1997, each prepared by Wendell H. Talley, Sr. (Registered Land Surveyor of Tennessee
     - #785) of Barge, Waggoner, Sumner and Cannon.

               (e) (i) all the Leases in effect on the date of this Agreement, any extensions or renewals of the Leases pursuant to options contained therein, extensions, renewals or amendments of the Leases or additional or substituted Leases made between the date hereof and the Closing Date in each case only if the same have been exercised, entered into or executed in accordance with the provisions of
                                (34)

     Section 11.03 and/or Section 11.04, as applicable, or if the landlord's consent or agreement is not required.

               (f) mechanics' liens against (i) any Tenants in occupancy under Leases which are in full force and effect on the Closing Date and which obligate the Tenants thereunder to remove and discharge such liens at their expense, or (ii) any Adjoining Owner;

               (g) all the Operating Agreements in effect on the date of this Agreement, as the same may be modified, terminated or additional Operating Agreements entered into, in any such case, in compliance with the provisions of
     Article XI;

               (h) all the Other Agreements in effect on the date of this Agreement, as the same may be modified, terminated, renewed or additional Other Agreements entered into, in any such case, in compliance with the provisions of Article XI; and

               (i) all other matters affecting title to the applicable Center which are hereafter approved in writing by Transferee or waived by Transferee as provided in Article XII.

               SECTION 4.02.  Title Insurance.  Transferee shall
     be responsible, at its expense, for obtaining title insurance in respect of the Centers as provided in Section 10.02(d).


                           ARTICLE V

                          The Closing

               SECTION 5.01. Closing Date. The Closing shall be held at 10:00 a.m. on June 30, 1998 (as the same may be adjourned or advanced pursuant to the terms of this Agreement, the "Closing Date"), at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019. Time shall be of the essence with respect to the Closing Date, subject to the following: (i) Transferor shall have the right to adjourn the Closing Date one or more times for an aggregate of not more than 60 days (which shall run concurrently with any adjournments effected by Transferor pursuant to clause (ii) or (iv) below) to cure exceptions to title, obtain estoppel letters or satisfy other closing conditions; (ii) Transferor shall have the right to adjourn
                                (35)
     the Closing Date one or more times for an aggregate of not more than 30 days in order to facilitate the prepayment of any mortgage indebtedness encumbering any of the Centers to the extent such prepayment is required hereunder;
     (iii) Transferee shall have the right to adjourn the Closing Date one or more times for an aggregate of not more than 15 days (which shall run concurrently with any adjournments effected by Transferee pursuant to clause (iv) below) to satisfy closing conditions or arrange for mortgage financing for the Centers in order to meet Transferee's obligations under Section 3.06; and (iv) such other extensions as are expressly provided for in this Agreement. If Transferee or Transferor elects to adjourn the Closing Date pursuant to this Section 5.01, it shall do so on notice to the other party given on or before the Closing Date, as the same may have been previously adjourned.

               SECTION 5.02.  Actions at Closing.  At the Closing
     the following transactions will be consummated in the order set forth below; provided, however, that none of such transactions will be consummated on the Closing Date unless all such transactions are consummated:

               (a) Transferor will contribute Village at Rivergate to Transferee, subject only to the Permitted Encumbrances;

               (b) Transferor will contribute Lion's Head Village to Transferee, subject only to the Permitted Encumbrances;

               (c) Transferee will issue to Transferor the A Units in accordance with Section 2.01;

               (d) Transferor will contribute Hickory Hollow Mall, Courtyard at Hickory Hollow and Rivergate Mall to Transferee, subject only to the Permitted Encumbrances and the Existing
     Debt;

               (e) Transferee will issue to Transferor the B Units in accordance with Section 2.02;

               (f) Transferee will pay off the Existing Debt on the Closing Date (including all principal, interest, prepayment fees and other amounts) as set forth in the Payoff Letters including, in accordance with the Payoff Letter delivered by the holder of the Existing Debt described in clause (i) of the definition thereof, depositing into the Escrow Fund $2,500,000 of the funds that would otherwise be paid directly to such holder;
                                (36)

               (g) Transferor will establish the Escrow Fund in accordance with Section 14.05;

               (h) Transferee will encumber Hickory Hollow Mall,
     Courtyard at Hickory Hollow and Rivergate Mall with nonrecourse mortgage debt in an amount sufficient to satisfy
     Transferee's obligations under Section 3.06; and

               (i) the parties will deliver and accept the documents and instruments and take all other action required of them pursuant to this Agreement.


                           ARTICLE VI

                         Apportionments

            At the Closing (except where a later date is specifically provided for in this Article), the parties hereto shall adjust, on an accrual basis, the items set forth below as of 11:59 p.m. on the day preceding the Closing Date (the "Adjustment Point"), and the net amount thereof shall be borne by Transferor or Transferee, as applicable, through a decrease or increase in the Agreed Value as of the Closing Date.

               SECTION 6.01. Rents. Rents shall be apportioned as and when collected. Any Rents collected by Transferee (which, for purposes of this Section 6.01, shall include Rents collected by any property manager or other agent acting for Transferee) subsequent to the Closing (whether due and payable prior to or subsequent to the Adjustment Point) shall be adjusted as of the Adjustment Point, and any portion thereof properly allocable to periods prior to the Adjustment Point, net of costs of collection properly allocable thereto, if any, shall be paid by Transferee to Transferor promptly after the collection thereof by Transferee, but subject to the further provisions of this Section 6.01 in the case of Rents due prior to the Adjustment Point. If prior to the Closing Transferor shall have collected, or if subsequent to the Closing Transferor shall collect, any Rents (which, for the purposes of this Section 6.01, shall include Rents collected by any Managing Agent or other agent acting for Transferor) which are properly allocable in whole or in part to periods subsequent to the Adjustment Point, the portion thereof so allocable to periods subsequent to the Adjustment Point, net of costs of collection properly allocable thereto, if any, shall be credited to Transferee by Transferor at the
                                (37)

     Closing or, if collected after the Closing, promptly remitted by Transferor to Transferee. As used in this Section 6.01 the term "costs of collection" shall mean and include reasonable attorneys' fees and other costs incurred by Transferee or Transferor in collecting any Rents, but shall not include the regular fees payable to any property manager for the Centers, the payroll costs of any of Transferor's or Transferee's employees or any other internal costs or overhead of Transferor or Transferee.

               (a) One week prior to the Closing Transferor shall deliver to Transferee (i) a list of all Tenants and Adjoining Owners which are delinquent in payment of Rents as at the Adjustment Point, which list shall set forth the amount of each such delinquency, the period to which each such delinquency relates and the nature of the amount due itemizing separately, as applicable, fixed monthly rent, tax reimbursements, common area maintenance, electric charges, charges for tenant services, charges for overtime services, percentage rent and other charges, if any, and (ii) a list of each Tenant and Adjoining Owner which paid percentage or overage rent based on sales or gross income during the fiscal year in which the Closing Date occurs and the amount so paid by each such Tenant or Adjoining Owner through the Adjustment Point. All amounts collected by Transferee from each delinquent Tenant or Adjoining Owner within 30 days after the Closing, net of costs of collection, if any, shall be deemed to be in payment of Rents (or the specific components of Rents) for the month in which the Closing occurs, next in payment of Rents (or the specific components of Rents) then due on account of any month after the month in which the Closing occurs and finally in payment of delinquent Rents (or the specific components of Rents) which are in arrears as of the first day of the month in which the Closing occurs, as set forth on such list. All amounts collected by Transferee from each delinquent Tenant or Adjoining Owner more than
     30 days after the Closing, net of costs of collection, if any, shall be deemed to be in payment of Rents (or the specific components of Rents) then due on account of each month after the month in which the Closing occurs, next in payment of Rents (or the specific components of Rents) due for the month in which the Closing occurs and finally in payment of delinquent Rents (or the specific components of Rents) which are in arrears as of the first day of the month in which the Closing occurs, as set forth on the aforesaid list. Any amounts collected by Transferee from each delinquent Tenant or Adjoining Owner which, in accordance with the preceding two sentences, are allocable to the month
                                (38)
     in which the Closing occurs (as adjusted as of the Adjustment Point) or any prior month, net of costs of collection properly allocable thereto, if any, shall be paid promptly by Transferee to Transferor.

               (b) Transferee shall use commercially reasonable efforts to bill and collect any delinquencies set forth on the list delivered by Transferor pursuant to Section 6.01(a) for a period of 18 months after the Closing and the amount thereof, as, when and to the extent collected by Transferee, shall, if due to Transferor pursuant to the provisions of
     Section 6.01(a), be paid by Transferee to Transferor, net of costs of collection, if any, properly allocable thereto, promptly after the collection thereof by Transferee. In no event shall Transferee be obligated to institute any actions or proceedings or to seek the eviction of any Tenant or Adjoining Owner in order to collect any such delinquencies.

               (c) Following the Closing and upon Transferor's written request, Transferee shall submit or cause to be submitted to Transferor, within 30 days after the end of each calendar quarter up to and including the calendar quarter ending on December 31, 1999, but only so long as any delinquencies shall be owed to Transferor, a statement which sets forth all collections made by Transferee from the Tenants and Adjoining Owners which owe such delinquencies through the end of such calendar quarter. Transferor shall have the right from time to time following the Closing until 90 days after receipt by Transferor of the last quarterly statement required hereunder, at Transferor's expense, to examine and audit so much of the books and records of Transferee as relate to such delinquencies in order to verify the collections reported by Transferee in such quarterly statements.

               (d) Nothing contained in this Section 6.01 shall be deemed to prohibit Transferor, at its own expense and after giving Transferee notice thereof, from instituting any actions or proceedings in its own name against any Tenant or Adjoining Owner after the Closing in order to collect the amount of any delinquencies due in whole or in part to Transferor from such Tenant or Adjoining Owner; provided, however, that in no event shall (i) Transferor be entitled in any such action or proceeding to seek to evict any Tenant or Adjoining Owner or to recover possession of its space or
     (ii) Transferor be entitled to initiate any involuntary bankruptcy or similar proceeding against any Tenant or
                                (39)

     Adjoining Owner. Transferee agrees not to waive or settle any delinquency owed in whole or in part to Transferor without the prior written consent of Transferor, which consent may be granted or withheld in Transferor's sole discretion.

               (e) With respect to that portion of the Rents which constitute percentage or overage rents, or other amounts payable by Tenants or Adjoining Owners based upon the sales or gross receipts of such entities, the following shall apply: (i) at the Closing and/or, in the case of percentage or overage rents which are in arrears or are payable in other than monthly installments, subsequent to the Closing, percentage or overage rents shall be apportioned as provided in the other paragraphs of this Section 6.01 in the case of Rents generally; and (ii) following the end of the fiscal year or lease year, as appropriate, on account of which such percentage or overage rents are payable by each Tenant or Adjoining Owner and receipt by Transferee of any final payment on account thereof due from such Tenant or Adjoining Owner (including any amount due as a result of an audit conducted by Transferor or Transferee), Transferee shall pay to Transferor, net of costs of collection and audit, if any, the excess, if any, of (A) the amount of percentage or overage rents paid by such Tenant or Adjoining Owner on account of such entire fiscal year or lease year, as appropriate, multiplied by a fraction, the numerator of which is the number of months (including any fraction of a month expressed as a fraction) of such fiscal year or lease year, as appropriate, which occurred prior to the Adjustment Point and the denominator of which is 12 or such lesser number of months (including any fraction of a month expressed as a fraction) as may have elapsed in such fiscal year or lease year, as appropriate, prior to the expiration of the Lease or Operating Agreement in question over (B) all amounts theretofore received by Transferor on account of the percentage or overage rents in question for such fiscal year or lease year, as appropriate. If in any case the amount provided for in (B) above exceeds the amount provided for in
     (A) above, Transferor shall pay the amount of such excess to Transferee upon demand. If on the Closing Date Transferor shall be conducting any audits of payments of percentage or overage rents previously made by Tenants or Adjoining Owners for fiscal years or lease years, as appropriate, prior to the ones in effect on the Closing Date, Transferor shall so notify Transferee in writing on the Closing Date and Transferor shall have the right to continue all such audits
                                (40)
     until completion thereof and to collect and retain any amounts payable to Transferor hereunder by reason thereof.
     In addition, Transferor shall have the right to initiate any such audit within one year subsequent to the Closing to the extent permitted under the applicable Leases or Operating Agreements.

               (f) With respect to that portion of Rents which are payable on an annual, semiannual or other nonmonthly basis, Transferee shall use commercially reasonable efforts to bill and collect for a period of 18 months after the Closing all such payments which become due after the Closing, which payments, to the extent allocable to periods prior to the Adjustment Point, shall be paid by Transferee to Transferor promptly after receipt thereof, subject to costs of collection, if any, properly allocable thereto. With respect to that portion of Rents that are attributable to payments of expenses such as common area/mall maintenance changes, merchants' or other association charges or advertising and promotional charges, such Rents shall be apportioned based on which party paid or will pay the correlating expenses for the relevant period. With respect to that portion of Rents which are billed on an index-based formula or on an estimated basis during the fiscal or other period for which paid, at the end of such fiscal or other period Transferee shall determine whether the items in question have been overbilled or underbilled. If there has been an overbilling and an overbilled amount has been received, Transferor shall, promptly after request by Transferee, pay to Transferee the portion of such overbilled amount which is properly allocable to the period prior to the Adjustment Point, and promptly thereafter Transferee shall reimburse the entire overbilled amount to the Tenants and/or Adjoining Owners which paid the same. If there has been an underbilling, the additional amount shall be billed by Transferee to the Tenants and Adjoining Owners, as applicable, and any amount received by Transferee, net of costs of collection, if any, to the extent properly allocable to periods prior to the Adjustment Point shall promptly be paid by Transferee to Transferor.

               (g) Notwithstanding anything to the contrary set forth in this Section 6.01, Transferor shall be entitled to receive, and Transferee shall pay to Transferor promptly after receipt thereof, net of costs of collection, if any, properly allocable thereto, (i) all amounts payable by Tenants and Adjoining Owners on account of Impositions which, pursuant to the terms of Section 6.03(a), it is Transferor's
                                (41)
     obligation to pay and discharge (to the extent Transferor either paid such amounts or Transferee received a credit therefor pursuant to this Article), which amounts shall be apportioned between Transferor and Transferee in the same manner as the Impositions to which they relate and (ii) all amounts payable by Tenants and Adjoining Owners on account of utilities which, pursuant to the terms of Sections 6.03(b) and/or 6.03(c), it is Transferor's obligation to pay and discharge (to the extent Transferor either paid such amounts or Transferee received a credit therefor pursuant to this Article), which amounts shall be apportioned between Transferor and Transferee in the same manner as the utilities to which they relate. Notwithstanding anything to the contrary set forth in this Section 6.01, Transferee shall be entitled to receive, and Transferor shall pay to Transferee promptly after receipt thereof, net of costs of collection, if any, properly allocable thereto, (i) all amounts payable by Tenants and Adjoining Owners on account of Impositions which, pursuant to the terms of Section 6.03(a), it is Transferee's obligation to pay and discharge (to the extent Transferee either paid such amounts or Transferor received a credit therefor pursuant to this Article), which amounts shall be apportioned between Transferor and Transferee in the same manner as the Impositions to which they relate and
     (ii) all amounts payable by Tenants and Adjoining Owners on account of utilities which, pursuant to the terms of Sections 6.03(b) and/or 6.03(c), it is Transferee's obligation to pay and discharge (to the extent Transferee either paid such amounts or Transferor received a credit therefor pursuant to this Article), which amounts shall be apportioned between Transferor and Transferee in the same manner as the utilities to which they relate.

               (h) Any advance rental deposits or payments held by Transferor on the Closing Date and applicable to periods of time subsequent to the Adjustment Point, and any security deposits held by Transferor on the Closing Date, together with interest thereon, if any, which, under the terms of the applicable Leases, is payable to the Tenants thereunder, shall be paid or credited to Transferee at the Closing.

               SECTION 6.02. Leasing Costs. (a) Transferor shall pay and indemnify Transferee in respect of all leasing commissions, costs of tenant alterations and improvements performed or to be performed for Tenants at the expense of the landlord thereof (or allowances payable by the landlord in lieu thereof), moving and other allowances and inducements, if any, and fees and disbursements of
                                (42)
     architects, engineers and attorneys (collectively "Leasing Costs") in respect of (i) all Leases and Lease amendments which were fully executed and delivered on or prior to the date hereof and (ii) all proposed leases and lease amendments identified on Exhibit R that are executed and delivered after the date hereof and prior to the Closing Date; provided, however, that Transferee, rather than Transferor, shall be responsible for all Leasing Costs in respect of any lease renewal or extension which occurs pursuant to the exercise after the date hereof of any Tenant's renewal or extension option under any Lease which was fully executed and delivered on or prior to the date hereof, provided such renewal or extension did not require Transferor's consent. At the Closing, Transferor shall deliver an itemized statement, in form and substance reasonably satisfactory to Transferee, certifying (i) all Leasing Costs paid by Transferor pursuant to this Section 6.02(a) after the date hereof and on or prior to the Closing Date, (ii) the remaining unpaid Leasing Costs for which Transferor is responsible under this
     Section 6.02(a) and (iii) attaching such documentation as may be reasonably required by the Title Company to enable the Title Company to issue the title insurance policy contemplated by Section 10.02(d) without any exception related to such Leasing Costs and attaching documentation reasonably sufficient to demonstrate the payment of such Leasing Costs. The aggregate unpaid amount of Leasing Costs so certified shall be deducted from and reduce the Agreed Value at Closing, and Transferor shall have no further liability under this Section 6.02(a) following the Closing other than for any inaccuracy in the aforesaid itemized statement or documentation.

               (b) If the Closing shall occur, Transferee shall and hereby does assume and agree to pay and indemnify Transferor in respect of (i) all Leasing Costs payable by Transferee pursuant to Section 6.02(a), (ii) all Leasing Costs payable in respect of any Leases or Lease amendments which are fully executed and delivered in accordance with
     Section 11.03 or 11.04 after the date hereof, except for Leasing Costs that are Transferor's responsibility under
     Section 6.02(a)(ii) and (iii) all Leasing Costs payable in respect of any Leases or Lease amendments which are fully executed and delivered after the Closing Date. If any Leasing Costs shall be paid by Transferor prior to the Closing, which, in accordance with this Section 6.02(b), it is Transferee's obligation to pay, Transferee shall reimburse Transferor for the documented amount thereof at the Closing.
                                (43)

               SECTION 6.03. Additional Items. At the Closing, the following additional items shall be apportioned between the parties hereto as of the Adjustment Point, with Transferor to be obligated for or entitled to amounts apportioned to the period through the Adjustment Point and Transferee to be obligated for or entitled to amounts apportioned to the period following the Adjustment Point:

               (a) Impositions in respect of the Centers. Such Impositions shall be apportioned on the basis of the fiscal year for which the same are imposed, whether or not yet due and payable as of the Closing Date. If an Imposition is not due and payable until after the Closing Date and the assessed valuation or the tax rate or any other factor upon which the amount of the Imposition will be based has not been fixed at the Closing Date, then the parties shall at the Closing apportion such Imposition based on the most recently available assessed valuation and tax rate, and shall make a final adjustment of such item within 30 days following the date on which the actual assessed valuation and tax rate becomes known. In the case of special assessments payable in installments specified in Exhibit CC hereto, the installment for the fiscal year in which the Closing Date occurs shall be apportioned as at the Adjustment Point and Transferee shall be responsible for paying all subsequent installments thereof. If any Tenant in occupancy at the Closing Date or Adjoining Owner is obligated to pay any Impositions directly to the applicable taxing authority, such Impositions shall not be apportioned. Any refund obtained by either Transferor or Transferee of real estate taxes for which an apportionment is made pursuant to this Section 6.03(a), net of the costs of obtaining such refund and the amount thereof payable to Tenants and Adjoining Owners, shall be apportioned as of the Adjustment Point. Transferee shall have the right to control and/or settle all tax protest proceedings. Notwithstanding the foregoing, no settlement with respect to the tax fiscal year in which the Adjustment Point occurs shall be made without the prior written approval Transferor, such approval not to be unreasonably withheld or delayed. Any refunds of Impositions resulting from any such tax protest proceeding shall be paid to Transferee. Transferee shall pay any portion of any such refund due to Tenants and/or Adjoining Owners to such Tenants or Adjoining Owners and shall apportion any balance of any such refund (net of the costs of obtaining such refund) between Transferor and Transferee in the same manner as the Impositions to which such refund relates and pay any remaining portion thereof relating to the period prior to the Adjustment Date to Transferor, in each
                                (44)
     case promptly after such refund is received. Transferor will reasonably cooperate with Transferee in transferring control of any such tax protest proceeding to Transferee; provided, however, that such cooperation shall not require Transferor to incur any expense or liability (except for reasonable expenses as to which Transferee agrees to reimburse and indemnify Transferor) or to materially interrupt Transferor's business, alter any right or benefit of Transferor hereunder or cause any adverse tax consequence to Transferor (or any of its direct or indirect partners).

               (b) Water and sewer charges, if any, payable by Transferor on the basis of the period or periods for which the same are payable. If there are water meters at any of the Centers, Transferor shall furnish readings to a date not more than 30 days prior to the Closing Date, and the unfixed meter charges and the unfixed sewer charges, if any, based thereon for the intervening time shall be apportioned on the basis of such last readings. Any water and sewer charges payable by Tenants in occupancy on the Closing Date or Adjoining Owners directly to the entity or entities furnishing such services shall not be apportioned.

               (c) Utilities and fuel payable by Transferor, including electricity and gas. Transferor shall endeavor to have the meters for such utilities read the day on which the Adjustment Point occurs and will pay the bills rendered to it on the basis of such readings. If Transferor does not obtain such a meter reading with respect to any such utility, the adjustment therefor shall be made on the basis of the most recently issued bills therefor which are based on meter readings not earlier than 30 days prior to the Adjustment Point. Transferor shall assign to Transferee at Closing all of Transferor's right, title and interest in and to any cash security deposits (to the extent such deposits are assignable) held by any utility companies (with interest thereon, if any, in the amount accrued on such security deposits), and shall receive a credit in the full amount of such deposits. To the extent such deposits are not assignable, Transferee will make its own arrangements by the Closing Date to replace any such deposits and Transferor will be entitled to withdraw such deposits as of the Closing Date. Transferee will make its own arrangements for any security bonds required by any utility companies by the Closing Date and will not receive a credit therefor, and Transferor will be entitled to cancel any bonds previously furnished. If fuel oil, propane or other fuel is used at any of the Centers, Transferor shall deliver to Transferee at the
                                (45)

     Closing statements of the suppliers of such fuel dated within three days of the Adjustment Point setting forth the quantity of fuel on hand and the cost paid by Transferor therefor, and Transferee shall pay to Transferor at the Closing the cost of such fuel (including taxes thereon, if any) as shown on such statements. Charges for any utilities payable by Tenants in occupancy on the Closing Date and Adjoining Owners directly to the utility companies furnishing the same shall not be apportioned.

               (d) Charges payable by Transferor and the cost of performing Transferor's obligations under the Operating
     Agreements and the Other Agreements.

               (e) Ancillary income receivable by Transferor in connection with the licensing of the name of any of the Centers to third parties, the furnishing of utilities from any of such Centers to third parties, the leasing of kiosks, antennae, baby strollers and other items and the like.

               (f)  Contributions payable by Transferor to
     merchants' and other associations, and to promotional activities at the Centers.

               (g) Any other items of income or expense of the Centers, or any of them, which, in accordance with generally accepted business practices, should be apportioned between Transferor and Transferee as of the Adjustment Point.

               SECTION 6.04. Partnership Distributions. Regular quarterly distributions paid in respect of the Units issued pursuant to this Agreement for the fiscal quarter in which such Units were issued shall be apportioned as of the Adjustment Point, with Transferee to be entitled to the portion thereof apportioned to the portion of such fiscal quarter through the Adjustment Point and Transferor to be entitled to the portion thereof apportioned to the portion of such fiscal quarter following the Adjustment Point. Notwithstanding anything to the contrary contained in the Partnership Agreement, Transferee shall pay to Transferor only the portion of such distribution to which Transferor is entitled pursuant to this Section 6.04.

               SECTION 6.05. Adjustment Statement. Transferor will deliver to Transferee at least one week prior to the Closing a copy of a proposed adjustment statement showing all adjustments to be made at the Closing. The parties shall then endeavor to agree upon such statement or any
                                (46)
     modification thereof so that it or such modification can be executed by them at the Closing. To the extent that there is an error or omission in any of the adjustments made pursuant to such statement and the same is discovered following the Closing, the parties agree to rectify the same as promptly as possible following such discovery. Any such corrective adjustment made in favor of Transferor shall be effected by the issuance of additional Units with an aggregate Unit Value as of the date of such adjustment equal to the amount of such adjustment, and any such corrective adjustment made in favor of Transferee shall be effected by application of the Escrow Fund pursuant to Section 14.05. No fractional Units shall be issued to Transferor pursuant to this Section 6.05; in lieu thereof Transferee shall pay Transferor cash.

               SECTION 6.06.  Survival.  The provisions of this
     Article VI shall survive the Closing.


                          ARTICLE VII

            Documents To Be Delivered at the Closing

               SECTION 7.01. Transferor's Deliveries. At or prior to the Closing, Transferor will deliver or cause to be delivered to Transferee each of the instruments and documents listed in this Section 7.01, executed, acknowledged and dated as of the Closing Date where appropriate by Transferor and/or the other party or parties thereto, but none of such instruments and documents shall be deemed delivered or any other action taken until all Closing deliveries and actions are complete:

               (a) A special or limited warranty deed (each, a "Deed") with respect to each Property, each in the form annexed hereto as Exhibit X, conveying such Property from Transferor to Transferee, subject only to Permitted
     Encumbrances.

               (b)  An updated Rent Roll, in the form of the Rent
     Roll annexed hereto as Exhibit F pursuant to
     Section 8.01(d)(iv), dated within 15 days of the Closing
     Date, and certified by Transferor as being true, correct and complete.

               (c)  Bills of sale (one for each Center)
     transferring the Personal Property and Intangible Personal
     Property to Transferee, each in the form annexed hereto as
                                (47)

     Exhibit Y, which bills of sale shall contain no warranties, express or implied, by Transferor except that Transferor owns the Personal Property and the Intangible Personal Property transferred thereby, free and clear of all liens or encumbrances except for Permitted Encumbrances; provided, however, that, upon request therefor by Transferee, Transferor shall execute separate assignments in form reasonably acceptable to Transferee relating to the Intangible Personal Property.

               (d) Assignments (one or more for each Center) by Transferor to Transferee, each in the form annexed hereto as Exhibit M, of all of Transferor's right, title and interest in, to and under the Operating Agreements.

               (e)  Assignments (one for each Center) by
     Transferor to Transferee, each in the form annexed hereto as Exhibit N, of all of Transferor's right, title and interest in, to and under all the Leases, and in and to all security deposits and any interest thereon which, under the terms of the applicable Leases, is payable to the Tenants thereunder.

               (f) Assignments (one or more for each Center) by Transferor to Transferee, each in the form annexed hereto as Exhibit O, of all of Transferor's right, title and interest in, to and under all Other Agreements, to the extent the same are assignable.

               (g) "General Assignments" (one for each Center) by Transferor to Transferee, each in the form annexed hereto as Exhibit P, of all of Transferor's right, title and interest in and to the following, if any (in each case to the extent the same are assignable): (i) all warranties and guaranties of manufacturers, suppliers and contractors, (ii) all permits of Governmental Authorities, and licenses and approvals of private utilities and others, required for or necessary to the operation and maintenance of each Center, (iii) all cash security deposits held by any utility with respect to any Center (plus the interest accrued thereon, if any), (iv) all names, trade names, trademarks, service marks and logos (and all good will associated therewith) by which the Centers or any part thereof may be known or which may be used in connection therewith, together with all registrations, if any, for the same and other intangible property relating thereto, and all telephone numbers and listings employed in connection with the Centers, (v) all site plans, surveys, plans or specifications and floor plans relating to the Centers, (vi) all traffic pattern and similar studies, all
                                (48)
     architectural and engineering plans (whether "as built" or design), including any such plans relating to any proposed expansion or renovation, and any feasibility or marketing studies prepared by third parties for Transferor or any affiliate of Transferor, (vii) all catalogues, booklets, manuals, files, logs, records, correspondence, tenant lists, tenant prospect lists, tenant histories, tenant files, brochures and materials, advertisements and other similar intangible property directly relating to each Center or any part thereof and (viii) all agreements to operate for specific periods, radius restriction agreements and similar agreements made by Tenants or Adjoining Owners operating at or in connection with the Centers.

               (h)  The original executed estoppel letters
     provided for in Article XV.

               (i)  An executed counterpart of the Registration
     Rights Agreement.

               (j)  Transferor's Copies of the Operating
     Agreements.

               (k)  Transferor's Copies of the Leases.

               (l)  Transferor's Copies of the Other Agreements.

               (m) Original executed copies of agreements between Transferor and each Managing Agent and each Leasing Agent terminating its respective Management Agreement or Leasing Agreement as of the Closing Date (which agreements shall provide that Transferee shall have no liability with respect to any employees of any Managing Agent or Leasing Agent and shall otherwise be reasonably acceptable to Transferee), and evidence reasonably satisfactory to Transferee of termination of all other agreements encumbering any Center other than the Leases, the Operating Agreements and the Other Agreements.

               (n)  Notices to Tenants, and notices to Adjoining
     Owners, notifying each of the conveyance of the applicable
     Center to Transferee as of the Closing Date and directing the Tenants to pay future rentals to the person or entity designated by Transferee, each in a form reasonably satisfactory to Transferee and executed by Transferor.

               (o)  A schedule which shows all Leases terminated
     and/or amended and all new Leases entered into between the date of this Agreement and the Closing Date, together with
                                (49)

     Transferor's Copy of each such new Lease or amendment to an existing Lease.

               (p)  The list provided for in Section 6.01(a).

               (q) A schedule which shows all Other Agreements and Operating Agreements terminated and/or amended and all new Other Agreements and Operating Agreements entered into between the date of this Agreement and the Closing Date, together with Transferor's Copy of each such new Other Agreement and Operating Agreement or amendment to an existing Other Agreement or Operating Agreement.

               (r)  The certificate of Transferor provided for in
     Section 8.06(b), if Transferor elects to deliver such certificate to Transferee.

               (s) An affidavit that Transferor is not a "foreign person" within the meaning of Section 1445 of the Code in the form of Exhibit Z annexed hereto.

               (t) Counterparts of the adjustment statement provided for in Section 6.05 showing all adjustments in respect of the Agreed Value to be made at the Closing.

               (u) All sales tax, transfer tax and other tax returns, if any, which Transferor is required by law to execute and deliver, either individually or together with Transferee, to any Governmental Authority as a result of the transactions contemplated by this Agreement.

               (v)  All records and files which are in the
     possession or control of Transferor or any of the Managing Agents relating to the operation and maintenance of the Centers, including to the extent in the possession of such parties, (i) current tax bills, current water, sewer, utility and fuel bills, payroll records, billing records for Tenants and Adjoining Owners, (ii) engineering, repair and maintenance records and the like which affect or relate to the Centers, (iii) plans, drawings, blue prints and specifications for each of the Centers, all warranties and guaranties of manufacturers, suppliers and contractors in effect on the Closing Date, (iv) certificates of occupancy and other licenses and permits, (v) all of the items of property covered by the documents specified in
     Sections 7.01(c) and 7.01(g) and (vi) keys to all locks in the Centers. Delivery of such materials shall be effectuated pursuant to arrangements made by the Managing Agent for each
                                (50)

     Center and the property manager or managers retained by Transferee to operate the Centers.

               (w) Both (i) an owner's affidavit in the form annexed hereto as Exhibit EE and (ii) such evidence or documents as may reasonably be required by the Title Company evidencing the power and authority of Transferor and the due authority of, and execution and delivery by, any person or persons who are executing any of the documents required hereunder in connection with the contribution of the Centers.

               (x) An opinion dated as of the Closing Date of counsel to Transferor substantially in the form of Exhibit AA.

               (y) A certificate of Transferor certifying to Transferee that the representations and warranties of Transferor set forth herein are true and correct in all material respects as of the Closing Date as if made on such date subject, however, to the provisions of Section 8.05, facts disclosed on the schedules to this Agreement that are delivered by Transferor to Transferee at the Closing pursuant to Section 7.01 and any certificate delivered by Transferor to Transferee pursuant to Section 8.06(b).

               (z) All vehicle titles assigned to Transferee, duly endorsed by Transferor or the Managing Agent, as required.

               (aa) The Payoff Letters (and, if applicable, the separate documentation referred to in Section 3.03 confirming that Transferee shall have no liability in respect of the Existing Debt).

               (bb) A written acknowledgment by Broker that all amounts due to it in respect of the transactions contemplated by this Agreement have been paid in full.

               (cc) A schedule listing all audits of payments of percentage or overage rents in progress on the Closing Date, if applicable.

               (dd) A joint and several guarantee by O'Connor Realty Investors II L.P. and either Hexalon Real Estate, Inc., or Rodamco North America BV (at Transferor's election) substantially in the form of Exhibit H, and evidence reasonably satisfactory to Transferee of the authority of such entities to execute, deliver and perform the Guarantee,
                                (51)
     including an opinion or opinions of counsel reasonably acceptable to Transferee and in a form corresponding to that set forth in Exhibit AA (provided that if Rodamco North America BV is a guarantor, such opinion shall also include an opinion that Rodamco North America BV is subject to the jurisdiction of New York state or federal courts and that any judgment in favor of Transferee awarded by a New York state or federal court in connection with the Guaranty would be recognized as valid and fully enforceable against Rodamco North America BV in its jurisdiction of formation). Transferee agrees that Cravath, Swaine & Moore and Arnall, Golden & Gregory are acceptable counsel for such purposes with respect to O'Connor Realty Investors II L.P. and Hexalon Real Estate, Inc.

               (ee) If the Amended Partnership Agreement has not been adopted prior to the Closing Date, the irrevocable proxy contemplated by Section 3.05(c) and, if applicable,
     Section 3.10.

               (ff) Each Person to whom Units are to be issued in accordance with Section 3.10 shall have executed and delivered its written agreement to become a limited partner of the Partnership and to be bound by all of the terms and conditions of the Partnership Agreement.

               (gg) All other instruments and documents, if any, to be executed, acknowledged by Transferor, and/or delivered by Transferor, and all other amounts to be paid by Transferor pursuant to any of the other provisions of this Agreement.

               SECTION 7.02. Transferee's Deliveries. At the Closing, Transferee shall issue the number of Units specified in Section 3.01(a)(iii) to Transferor (or to Permitted Transferees designated by Transferor) and shall admit Transferor (or such Permitted Transferees) as a limited partner (or limited partners) of Transferee. At or prior to the Closing, Transferee will deliver or cause to be delivered to Transferor or the other parties indicated below each of the payments, documents and instruments listed in this
     Section 7.02, such instruments and documents to be executed and acknowledged where appropriate, but none of such instruments and documents shall be deemed delivered or any other action taken until all Closing deliveries and actions are complete:

               (a)  A certificate of Transferee certifying to
     Transferor that the representations and warranties of
                                (52)

     Transferee set forth herein are true and correct in all material respects as of the Closing Date as if made on such date; provided, however, that if any of the representations and warranties set forth in Sections 9.01(h) or (k) shall not be true and correct in all material respects as of the Closing Date (but were true and correct in all material respects on the date of this Agreement), Transferee shall not be deemed to be in default hereunder (and Transferee may include an exception for such matter in the foregoing certificate) if prior to Closing (i) Transferee gives Transferor notice of such matter and (ii) Transferee makes a public announcement of such matter. If Transferee provides any such notice, Transferor shall have the right to adjourn the Closing Date to the extent necessary to cause the Closing Date to be at least 15 full trading days following the public announcement referred to in the foregoing clause (ii).

               (b) All sales tax, transfer tax and other tax returns, if any, certificates of value and similar documents which Transferee is required by law to execute and deliver, either individually or together with Transferor, to any Governmental Authority as a result of the contribution.

               (c) Counterparts of each of the instruments and documents listed in Sections 7.01(d), 7.01(e), 7.01(f) and 7.01(t).

               (d) An opinion dated as of the Closing Date of counsel to Transferee substantially in the form of Exhibit BB.

               (e) Good standing certificates from the Secretary of State of the State of Delaware for Transferee, General
     Partner and Parent, each dated within 15 days of the Closing
     Date.

               (f) A certificate indicating a good faith estimate of the amount of Partnership liabilities expected to be allocated to the Transferor pursuant to Section 752 of the Code, as of both the Closing Date and as of the end of the fiscal year in which the Closing takes place.

               (g) The agreements of Parent and General Partner referred to in Section 16.16.

               (h) All other payments, instruments and documents, if any, to be executed, acknowledged and/or delivered by
                                (53)

     Transferee pursuant to any of the other provisions of this Agreement.

               SECTION 7.03. Access to Records. Transferee agrees for a period of seven years following the Closing Date to retain and make available to Transferor for inspection and copying, at Transferor's expense, on reasonable advance notice at reasonable times at the place in the continental United States where Transferee then maintains its records in respect of the Centers, all documents and records concerning the Centers delivered by Transferor to Transferee in connection with the Closing. If Transferee desires to destroy any such records prior to the expiration of such seven-year period, Transferee shall first notify Transferor and permit Transferor to take delivery of the records in question; and if Transferor fails to do so within 90 days after such notice from Transferee, Transferee shall then be free to destroy the same. The provisions of this
     Section 7.03 shall survive the Closing.


                        ARTICLE VIII

         Centers Conveyed As Is; Representations and
                  Warranties of Transferor

               SECTION 8.01.  No Implied Representations.
     Transferee acknowledges that except as expressly set forth in this Agreement and in the documents and instruments delivered by Transferor at the Closing, neither Transferor nor any agent or representative or purported agent or representative of Transferor has made, and Transferor is not liable for or bound in any manner by, any express or implied warranties, guaranties, promises, statements, inducements, representations or information (including any information set forth in offering materials heretofore furnished to Transferee) pertaining to the Centers or any part thereof, the physical condition thereof, environmental matters, income, expenses or operation thereof or of the Personal Property or Intangible Personal Property, the uses which can be lawfully made of the same under applicable zoning or other laws or any other matter or thing with respect thereto, including any existing or prospective Leases, Operating Agreements or Other Agreements or obligations which may arise hereunder after the Closing Date. Without limiting the foregoing, Transferee acknowledges and agrees that, except as expressly set forth in this Agreement and in the documents and instruments delivered by Transferor at the Closing,
                                (54)

     Transferor is not liable for or bound by (and Transferee has not relied upon) any verbal or written statements, representations, real estate brokers' "set-ups" or offering materials or any other information respecting any or all of the Centers furnished by Transferor or any broker, employee, agent, consultant or other person representing or purportedly representing Transferor. Nothing contained in this
     Section 8.01 shall be deemed to impair, limit or otherwise affect Transferee's rights under this Agreement in respect of the representations, warranties and covenants of Transferor set forth in this Agreement and the other provisions hereof binding upon Transferor. The provisions of this Section 8.01 shall survive the Closing.

               SECTION 8.02. "As-Is" Transaction. Transferee represents that it has inspected the Centers, the physical and environmental condition and the uses thereof to its satisfaction, that it has independently investigated, analyzed and appraised the value and profitability thereof, that it has independently investigated, analyzed and appraised all Legal Requirements applicable to the ownership, use or development of the Centers and the right to maintain or operate the Centers or to have space therein used and occupied by Tenants and Adjoining Owners, the creditworthiness of Tenants and Adjoining Owners and the presence of Hazardous Substances, if any, in or on the Centers, that it has received copies of and/or has reviewed the Leases, the Operating Agreements, the Other Agreements and all other documents referred to herein in effect on the date hereof and entered into after the date hereof in accordance with this Agreement, that it is thoroughly acquainted with all of the foregoing and that Transferee, in acquiring the Centers, will rely upon its own investigations, analyses, studies and appraisals and not upon any information provided to Transferee by or on behalf of Transferor with respect thereto (except in each case to the extent covered by any warranties or representations of Transferor set forth in this Agreement, in any Transferor's Estoppel Letters or in any other document or instrument delivered by Transferor in connection with the Closing). Subject to Article XII, Transferee agrees to accept the Centers "as is" and in their condition as at the date hereof, reasonable wear and tear between the date hereof and the Closing Date excepted, and Transferee shall assume the risk that adverse matters, including but not limited to, construction defects and adverse physical and environmental conditions may not have been revealed by Transferee's investigations; and Transferee, upon closing, shall be deemed to have waived, relinquished
                                (55)
     and released Transferor from and against any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including attorneys' fees and court costs) of any and every kind or character, known or unknown, which Transferee might have asserted or alleged against Transferor by reason of or arising out of any latent or patent construction defects or physical conditions, violations of Legal Requirements (including zoning and environmental laws) and any and all other acts, omissions, events, circumstances or matters with respect to the Centers, subject, however, to Transferee's rights and remedies provided for in this Agreement in the event of the breach of any of Transferor's warranties, representations or covenants contained herein, in any Transferor's Estoppel Letter or in any other document or instrument delivered by Transferor in connection with the Closing, and subject to the next to last sentence of this Section 8.02. Nothing contained in this
     Section 8.02 shall be deemed to impair, limit or otherwise affect Transferee's rights under this Agreement in respect of the representations, warranties and covenants of Transferor set forth in this Agreement, including the Transferor's indemnity set forth in Section 14.07, and the other provisions hereof binding on Transferor. The provisions of this Section 8.02 shall survive the Closing.

               SECTION 8.03.  Representations and Warranties of
     Transferor. Transferor hereby represents and warrants to Transferee as follows:

               (a) Transferor is a general partnership organized and validly existing under the laws of the State of Tennessee. Transferor has full power and authority to enter into this Agreement, to conduct the business of owning and operating the Centers and to perform its obligations hereunder in accordance with the terms hereof. The execution, delivery and performance by Transferor of this Agreement and the documents to be executed by Transferor pursuant hereto have been duly and validly authorized by all necessary parties and no proceeding on the part of Transferor is necessary in order to permit it to consummate the transaction contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of Transferor, enforceable against Transferor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors generally and to general principles of equity. No bankruptcy, insolvency, reorganization, liquidation, arrangement or moratorium
                                (56)
     proceeding or allegation of fraudulent conveyance is now pending or, to Transferor's knowledge, threatened against Transferor.

               (b)  Transferor is not a "foreign person" as
     defined in Section 1445 of the Code.

               (c) Execution by Transferor of this Agreement and all documents provided for herein to be executed by Transferor, and performance by Transferor of the provisions hereof and thereof, will not (i) result in the creation of or claim of any lien, charge, or encumbrance upon any Center (or any portion thereof) or violate or result in any breach of, or constitute a default under, any law, regulation, rule, order or judgment of any Governmental Authority to which Transferor is subject, or any permit, agreement, indenture, mortgage, deed of trust, bank loan, credit agreement or other instrument to which Transferor is a party or by which Transferor is bound, where such breach or default might adversely affect Transferor's ability to perform its obligations hereunder or under such other documents or
     (ii) require any registration, approval or consent of, or payment of any premium, fee or penalty (other than amounts which shall be paid by Transferor at or prior to the Closing) to any Governmental Authority or any other Person.

               (d)  With respect to the Leases:

               (i)  (A) Exhibit B annexed hereto is a true,
               correct and complete list of all Leases in effect on the date of this Agreement on a Center-by-Center basis (and all documents comprising such Leases, provided that without affecting Transferee's right to refuse to consummate the Closing under this Agreement as a result thereof, Transferor shall not be deemed to be in breach of this representation and warranty solely because Exhibit B fails to list one or more amendments to a Lease if (1) the cumulative effect thereof does not materially modify the Lease in question, does not have a material adverse effect on the interest of the landlord thereunder and does not have a material adverse effect on the value of the related Center and (2) Transferor did not have knowledge of the existence of such amendments on the date of this Agreement) and
               (B) Transferor has made true, correct and complete originals or copies of all Leases in effect as of the date of this Agreement available to Transferee for its review. No Tenant, Adjoining Owner or other person or
                                (57)
               entity has any option to purchase all or any portion of any Center or a right of first refusal in respect of the sale of all or any portion of any Center to a third party and no Tenant, Adjoining Owner or other person or entity has the right to purchase all or any portion of any Center.

               (ii) Exhibit Q annexed hereto is a true, correct and complete list of Tenants and Adjoining Owners that are delinquent in the payment of Rents as of the date of such Exhibit, which Exhibit sets forth the information specified in clause (i) of Section 6.01(a).

               (iii) Except as set forth in Exhibit I annexed hereto, Transferor has received no written notice from any Tenant under a Lease which is still outstanding and otherwise has no knowledge (A) that Transferor has defaulted in performing any of its material obligations under such Lease or (B) that such Tenant is entitled to any reduction in, refund of or counterclaim or offset against, or is otherwise disputing, any Rents paid, payable or to become payable by such Tenant thereunder or is entitled to cancel or terminate such Lease or to be released of any of its material obligations thereunder. With the exception of written notices given with respect to certain of the delinquencies in the payment of Rents specified in Exhibit Q, since the date six months prior to the date of this Agreement, Transferor has not given written notice to any Tenant which is still outstanding that such Tenant is in default under its Lease, except as set forth in
               Exhibit I.

               (iv) The Rent Rolls attached hereto as Exhibit F are true, correct and complete in all material respects as of the dates thereof.

               (v) All leasing commissions in respect of the current terms of the Leases currently in effect have been paid in full by Transferor.

               (e)  With respect to the Operating Agreements:

               (i) (A) Exhibit C annexed hereto is a true, correct
               and complete list of all Operating Agreements in effect on the date of this Agreement on a Center-by-Center basis (and all documents comprising such Operating Agreements, provided that without affecting Transferee's
                                (58)
               right to refuse to consummate the Closing under this Agreement as a result thereof, Transferor shall not be deemed to be in breach of this representation and warranty solely because Exhibit C fails to list one or more amendments to an Operating Agreement if (1) the cumulative effect thereof does not materially modify the Operating Agreement in question, does not have a material adverse effect on the Transferor's interest thereunder and does not have a material adverse effect on the value of the related Center and (2) Transferor did not have knowledge of the existence of such amendments on the date of this Agreement), and
               (B) Transferor has made true, correct and complete originals or copies of all Operating Agreements in effect as of the date of this Agreement available to Transferee for its review.

               (ii) Except as set forth in Exhibit I, Transferor has received no written notice from any party to an Operating Agreement which is still outstanding and otherwise has no knowledge (A) that Transferor has defaulted in performing any of its obligations under such Operating Agreement or (B) that such party is entitled to any reduction in, refund of or counterclaim or offset against, or is otherwise disputing, any Rents paid, payable or to become payable thereunder by such party or is entitled to cancel or terminate such Operating Agreement or to be released of any of its material obligations thereunder. With the exception of written notices given with respect to certain of the delinquencies in the payment of Rents specified in Exhibit Q, since the date six months prior to the date of this Agreement Transferor has not given written notice to any of the other parties to the Operating Agreements which is still outstanding that any such party is in default thereunder except as set forth in
               Exhibit I.

               (f)  With respect to the Other Agreements:

               (i) (A) Exhibit D annexed hereto is a true, correct
               and complete list of all material Other Agreements in effect on the date of this Agreement on a Center-by-Center basis (and all documents comprising such Other Agreements, provided that without affecting Transferee's right to refuse to consummate the Closing under this Agreement as a result thereof, Transferor shall not be deemed to be in breach of this representation and
                                (59)
               warranty solely because Exhibit D fails to list one or more amendments to an Other Agreement if (1) the cumulative effect thereof does not materially modify the Other Agreement in question, does not have a material adverse effect on the interest of the Transferor thereunder and does not have a material adverse effect on the value of the related Center and (2) Transferor did not have knowledge of the existence of such amendments on the date of this Agreement) and
               (B) Transferor has made true, correct and complete originals or copies of all material Other Agreements in effect as of the date of this Agreement (except for Other Agreements that consist of agreements to provide services and that can be terminated on 30 days notice without penalty) available to Transferee for its review.

               (ii)  Except as set forth on Exhibit I,
               (A) Transferor has not given or received written notice from any party to any Other Agreement which is still outstanding that Transferor or any such party has defaulted in performing any of its obligations under such Other Agreement and (B) Transferor otherwise has no knowledge that Transferor has defaulted in performing any of its obligations under such Other Agreement.

               (g)  Except as set forth in Exhibit J, in
     Schedule 8.03(k) and Transferee's Environmental Reports, as of the date of this Agreement, Transferor has not received any written notice of any Violation with respect to any Center from any Governmental Authority except for those which have heretofore been complied with and which are not the subject of any ongoing or threatened claim, proceeding or order. Transferor has not received any written notice which is still outstanding (i) from any Governmental Authority of any failure by Transferor to obtain any certificate, permit, license or approval with respect to any Center, or any intended revocation, modification or cancelation of any of the same or any violation of any restriction, condition, covenant or agreement contained in any easement, restrictive covenant or any similar instrument or agreement which constitutes a Permitted Encumbrance.

               (h) No condemnation, eminent domain, zoning, land use, environmental or similar proceeding in which Transferor has been served with process or of which Transferor has otherwise received written notice is pending with respect to all or any part of the Centers, and Transferor has no
                                (60)
     knowledge that any such proceeding is threatened or contemplated.

               (i) There are no pending litigations or other proceedings against Transferor relating to any of the Centers in respect of which Transferor has been served with process or otherwise received written notice except for (i) claims for personal injury, property damage or worker's compensation for which the insurance carrier has been notified on a timely basis and for which claim such carrier has not denied coverage and (ii) other litigations or proceedings shown on Exhibit K annexed hereto. Transferor has no knowledge of any threatened litigation or proceedings against Transferor relating to any of the Centers except litigation of the nature described in clause (i) above.

               (j) True, correct and complete copies of the financial statements described on Exhibit S annexed hereto have previously been delivered to Transferee and such financial statements fairly and accurately present the assets, liabilities, financial position, results of operations and changes in financial position of the subjects thereof as of the dates thereof or for the periods referred to therein.

               (k) Schedule 8.03(k) annexed hereto lists all environmental reports (and amendments and modifications thereto) dated after January 1, 1993, within Transferor's or any Managing Agent's possession or control with respect to any Center. Transferor has made true, correct and complete copies of such environmental reports (and all amendments and modifications thereto) available to Transferee. Except as disclosed on (i) Schedule 8.03(k), (ii) the reports listed on
     Schedule 8.03(k) or (iii) Transferee's Environmental Reports, Transferor has received no written notice from any Person (including Governmental Authorities), and otherwise has no knowledge of, the storage, use, treatment, disposal or release of any Hazardous Substances on, in or under any Property or Adjoining Property except to the extent conducted in the ordinary course of business as a shopping center, in compliance with Environmental Requirements and not likely to lead to liability under any Environmental Requirements, including any requirement to investigate or clean up any Hazardous Substances under any Environmental Requirements.

               (l) Transferor has no employees or agreements with any employees. All persons who regularly perform services at any Center are employees of the Managing Agent or other
                                (61)
     independent contractors and no such employees are subject to a collective bargaining agreement.

               (m) Exhibit CC annexed hereto contains true and complete copies of the current real estate tax bills with respect to each Center. Transferor has not received any written notice of any proposed increase in the assessed valuation of any Center or of any proposed public improvement assessments. Except as disclosed on Exhibit CC, there are no tax abatements or exemptions affecting any Center and there are currently no pending real estate tax protest proceedings with respect to the Centers.

               (n) To Transferor's knowledge, there is no real property other than (i) Hickory Hollow Mall that comprises or otherwise relates to the regional shopping center commonly known as "Hickory Hollow Mall" located in the Nashville, Tennessee metropolitan area, (ii) Courtyard at Hickory Hollow that comprises or otherwise relates to the community shopping center commonly known as "Courtyard at Hickory Hollow" located in the Nashville, Tennessee metropolitan area, (iii) Rivergate Mall that comprises or otherwise relates to the regional shopping center commonly known as "Rivergate Mall" located in the Nashville, Tennessee metropolitan area, (iv) Village at Rivergate that comprises or otherwise relates to the community shopping center commonly known as "Village at Rivergate" located in the Nashville, Tennessee metropolitan area and (v) Lion's Head Village that comprises or otherwise relates to the community shopping center commonly known as "Lion's Head Village" located in the Nashville, Tennessee metropolitan area.

               (o) Schedule 8.03(o) sets forth the material items of Personal Property included in the contribution contemplated by this Agreement, which Schedule separately identifies any leased Personal Property, the leases for which are listed in Exhibit D.

               (p) Exhibit R lists all Leasing Costs that are payable by the landlord under Leases in effect on the date hereof.

               (q)  There are no agreements for the management of
     the Centers or for the leasing of space in the Centers to
     which Transferor is a party other than the Management
     Agreements and the Leasing Agreements.
                                (62)

               (r) Transferor has obtained the agreement of the holder of the Existing Debt referred to in clause (i) of the definition thereof to (i) the allocation of such Existing Debt contemplated by the definition of Existing Debt and as contemplated by Section 3.03, (ii) the payoff of the Existing Debt in accordance with Section 5.02 and (iii) the release at the Closing of the Centers from the liens securing such Existing Debt. The Existing Debt referred to in clause (ii) of the definition thereof is prepayable (subject to the payment of applicable prepayment premiums and accrued and unpaid interest) as contemplated by this Agreement on 60 days' prior written notice from the borrower thereunder. As of the Closing Date and before giving effect to any adjustments to the Agreed Value made in accordance with
     Article VI, the Existing Debt in the aggregate will not exceed the Agreed Value and will not be less than the Agreed Value minus $19 million (which amount shall be increased by the aggregate Unit Value of the Units, if any, to be issued pursuant to Section 3.03(b)); provided, however, that such $19 million amount (as so increased) is subject to adjustment by the amount of any adjustment to the Agreed Value made in accordance with Article VI.

               (s) Transferor acknowledges that it understands that the Units to be issued pursuant hereto will not be registered under the Securities Act of 1933, as amended, in reliance upon the exemption afforded by Section 4(2) thereof for transactions by an issuer not involving any public offering, and will not be registered or qualified under any applicable state securities laws. Transferor represents that
     (i) it is acquiring such Units for investment only and without any view toward distribution thereof, and, except for distributions to its partners in accordance with this Agreement or as otherwise approved by the Partnership it will not sell or otherwise dispose of such Units except in compliance with the registration requirements or exemption provisions of any applicable state securities laws and in accordance with the terms applicable to such securities in the Partnership Agreement, (ii) its economic circumstances are such that it is able to bear all risks of the investment in the Units for an indefinite period of time, including the risk of a complete loss of its investment in the Units,
     (iii) it has knowledge and experience in financial and business matters sufficient to evaluate the risks of investment in the Units, and (iv) it has consulted with its own counsel and tax advisor, to the extent deemed necessary by it, as to all legal and taxation matters covered by this Agreement and has not relied upon the Transferee for any
                                (63)
     explanation of the application of the various United States or state securities laws or tax laws with regard to its acquisition of the Units. Transferor further acknowledges and represents that it has made its own independent investigation of Parent and the business conducted by Parent. Such investigation shall not affect Transferor's right to rely on the representations and warranties of Transferee contained in this Agreement.

               (t) Transferor reasonably believes that the insurance maintained by it with respect to the Centers represents coverage that is prudent and similar to coverage normally maintained by institutional investors on properties similar to the Centers.

               SECTION 8.04. No Independent Investigation. All representations and warranties made herein by Transferor which are expressly qualified herein as being based on Transferor's knowledge are made, and are hereby acknowledged by the Transferee to be made, without independent investigation regarding the facts contained therein other than inquiry of the Managing Agents (but in no event will knowledge of the Managing Agents be imputed to Transferor), and are otherwise limited as provided in the definition of "knowledge" or "notice". Transferor agrees that promptly after the execution of this Agreement by the parties it will make such inquiry of the Managing Agents.

               SECTION 8.05. Effect of Estoppels. To the extent that prior to the Closing a Tenant or an Adjoining Owner provides to Transferee an estoppel letter addressed to Transferee (or addressed to the Transferor but containing a statement to the effect that any transferee of the Transferor's interest in the applicable Center may rely thereon) and delivered in response to a request made pursuant to this Agreement which sets forth information with respect to any item as to which Transferor has made a representation or warranty, then Transferor's representation and warranty in respect of such information shall thereafter be null and void and of no further force or effect, such representation and warranty shall not be deemed to have been remade as of the Closing to such extent and Transferee shall rely solely on the information set forth in such estoppel letter. Nothing contained in this Section 8.05 shall affect or negate Transferee's right to refuse to proceed with the Closing as provided in Section 10.02(c).
                                (64)

               SECTION 8.06. Survival of Transferor's Warranties, etc. (a) All of Transferor's representations and warranties contained in this Article VIII, as remade as of the Closing as provided in Section 8.06(b) and subject to any modifications thereof made in any certificate delivered pursuant to said Section, and all certifications, representations and warranties made by Transferor in any Transferor's Estoppel Letter delivered by Transferor to Transferee in accordance with Section 15.02 shall survive the Closing.

               (b)  All of Transferor's representations and
     warranties set forth in this Article VIII shall be deemed to have been remade on and as of the Closing Date, subject, however, to the provisions of Section 8.05 and facts disclosed on the schedules to this Agreement which are to be delivered by Transferor to Transferee at the Closing pursuant to Sections 7.01(o) and 7.01(q) to the extent such facts do not disclose a default by Transferor under Article XI; provided, however, that if (i) any matter or event shall have occurred between the date hereof and the date of the Closing which does not result from any intentional act or omission of Transferor, that is not permitted under any provisions of this Agreement and which makes any such warranty or representation untrue in any material respect as of the Closing Date or (ii) Transferor discovers that any warranty or representation was inaccurate in any material respect as of the date hereof and Transferor had no knowledge thereof on the date hereof, Transferor shall have the right to deliver a certificate to Transferee at or prior to the Closing which discloses such matter, event or inaccuracy, and if Transferor does so, Transferor shall not be liable to Transferee following the Closing for the breach of the warranty or representation in question which results from the occurrence of such matter, thing or inaccuracy, but, notwithstanding the provisions of clauses (i) or (ii) of this sentence, in no event shall Transferee be obligated to close hereunder unless the conditions precedent to Transferee's obligation to close set forth in this Agreement (including in Section 10.02(a)) shall have been fulfilled.

               (c) Notwithstanding anything to the contrary set forth in this Article VIII or elsewhere in this Agreement, if
     (i) Transferee has knowledge on the date hereof that any of Transferor's warranties or representations set forth in this
     Article VIII is untrue in any respect, then the breach by Transferor of the warranties and representations as to which Transferee shall have such knowledge shall be deemed waived
                                (65)
     by Transferee and Transferor shall not be deemed in default hereunder and shall have no liability to Transferee or its successors or assigns in respect thereof and (ii) if after the date hereof and prior to the Closing Transferee obtains knowledge that any of Transferor's warranties or representations set forth in this Article VIII, or any of Transferor's warranties or representations made in any documents delivered by Transferor in connection with the Closing (including any Transferor's Estoppel Letters), is untrue in any respect, and Transferor shall not have had knowledge of such breach when such warranties or representations were made, Transferor shall not be liable to Transferee following the Closing for the breach of such warranties or representations, but, notwithstanding the provisions of clause (ii) of this sentence, in no event shall Transferee be obligated to close hereunder unless the conditions precedent to Transferee's obligation to close set forth in this Agreement (including in Section 10.02(a)) shall have been fulfilled. For the purposes of this
     Section 8.06(c), Transferee shall be deemed to have or to have obtained knowledge of any such matter or thing only if such matter or thing (i) is expressly described in any Lease, Operating Agreement or Other Agreement delivered to and/or made available for review by Transferee, (ii) was specifically identified in any written studies or reports furnished to Transferee by any third party consultants retained by it, (iii) was expressly disclosed in any estoppel letters delivered to Transferee pursuant to Article XV or
     (iv) was otherwise known to Stephen Lebovitz, Keith Honnold, Mary Ann Okrasinski or Jay Wiseman.


                         ARTICLE IX

        Representations and Warranties of Transferee

               SECTION 9.01.  Transferee's Representations and
     Warranties. Transferee represents and warrants to Transferor as follows:

               (a) Transferee is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and General Partner is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

               (b) Transferee has full power and authority to enter into this Agreement, and Transferee has full power to
                                (66)
     perform its obligations hereunder in accordance with the terms hereof. The execution, delivery and performance of this Agreement by Transferee and the documents to be executed by Transferee, Parent and General Partner pursuant hereto have been duly and validly authorized by all necessary parties and no other proceedings on the part of Transferee, Parent or General Partner are necessary in order to permit them to consummate the transaction contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of Transferee, enforceable against Transferee in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the rights of creditors generally and to general principles of equity. No bankruptcy, insolvency, reorganization, arrangement or moratorium proceeding, or allegation of fraudulent conveyance, is now pending or, to Transferee's knowledge, threatened against Transferee, Parent or General Partner.

               (c) Execution by Transferee of this Agreement and all documents provided for herein to be executed by Transferee, Parent or General Partner, and performance by Transferee, Parent and General Partner of the provisions hereof and thereof, (i) will not violate or result in any breach of, or constitute a default under, any law, regulation, order or judgment of any Governmental Authority to which Transferee, Parent or General Partner is subject or by which any of Transferee's, Parent's or General Partner's property or assets is bound or affected, or the Partnership Agreement or any other agreement, indenture, mortgage, deed of trust, bank loan, credit agreement or any other instrument to which Transferee, Parent or General Partner is a party or by which Transferee, Parent or General Partner is bound, where such breach or default might adversely affect Transferee's, Parent's or General Partner's ability to perform their respective obligations hereunder or under such other documents or (ii) require the approval or consent of any Governmental Authority.

               (d) Transferee is not utilizing the assets of any employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) for or in connection with its acquisition of the Centers, or any of them.

               (e) When issued in accordance with this Agreement, the Units shall be duly and validly issued, fully paid and nonassessable and free from any liens or encumbrances or
                                (67)
     rights of others, other than any liens, encumbrances or rights created by Transferor and/or any liens, encumbrances or rights pursuant to the Partnership Agreement.

               (f) Transferee has provided a true, correct and complete copy of the Partnership Agreement to Transferor.

               (g) Neither the issuance, sale or delivery of the Units to be issued pursuant to this Agreement nor, upon the conversion thereof, the issuance or delivery of the Common Stock is subject to any preemptive right of stockholders of Parent arising under law or the certificate of incorporation or by-laws of Parent, to any contractual right of first refusal or other right in favor of any Person.

               (h)  There is no action, suit, proceeding or
     investigation pending or currently threatened against Transferee, Parent or General Partner that questions the right of Transferee, Parent or General Partner to consummate the transactions contemplated by this Agreement, or that might, either individually or in the aggregate, have a Material Adverse Effect, or result in any change in the current equity ownership of Parent, nor is Transferee, Parent or General Partner aware that there is any basis for the foregoing.

               (i) All forms, reports, statements and other documents (the "SEC Documents") filed by Parent with the Securities and Exchange Commission (the "SEC") were prepared in all material respects in accordance with the requirements of applicable law and did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (j) Parent elected to be taxable as a real estate investment trust for federal income tax purposes beginning in 1993, its first year of existence.

               (k) Except as disclosed in the SEC Documents filed and publicly available prior to the date of this Agreement, in the public announcements by Parent and/or its affiliates described in Exhibit DD or as set forth in or contemplated by this Agreement, since December 31, 1997, there has not been any material adverse change or any development involving a prospective material adverse change,
                                (68)
     in the business, properties, business prospects, condition (financial or otherwise) or results of operations of Parent or any of its subsidiaries, arising for any reason whatsoever.

               (l) As of the date of this Agreement, Transferee's Environmental Reports are all the environmental reports (including amendments and modifications) prepared by or on behalf of Transferee in connection with the transactions contemplated by this Agreement.

               SECTION 9.02. Remaking of Warranties; Survival. All of Transferee's representations and warranties set forth in this Article IX shall be deemed to have been remade on and as of the Closing Date, subject to Section 7.02(a). Such representations and warranties, as remade, shall survive the Closing.


                          ARTICLE X

             Conditions to Closing; Risk of Loss

               SECTION 10.01. Conditions to the Obligation of Transferor To Close Title. The obligation of Transferor to consummate the Closing under this Agreement is expressly conditioned upon the fulfillment by and as of the Closing Date of each of the conditions listed below, provided that Transferor, at its election, may waive all or any of such conditions and if the Closing occurs Transferor shall be deemed to have waived all unsatisfied conditions (but without releasing Transferee from any liability under its representations, warranties and covenants in this Agreement that survive the Closing).

               (a) Transferee shall have issued Units to the extent required pursuant to Section 5.02 and shall have paid all other amounts required to be paid by it hereunder.

               (b)  All representations and warranties of
     Transferee set forth in Article IX shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date; provided, however, that if any of the representations and warranties set forth in Sections 9.01(h) or (k) shall not be true and correct in all material respects as of the Closing Date (but were true and correct in all material respects on the date of this Agreement), Transferee shall not be deemed to have failed to satisfy such
                                (69)
     condition as a result thereof if prior to Closing (i) Transferee gives Transferor notice of such matter and (ii) Transferee makes a public announcement of such matter.

               (c)  Transferee shall have executed and/or
     delivered or caused to be delivered at the Closing all documents and executed counterparts of documents and instruments required by this Agreement to be executed and/or delivered by Transferee and shall have taken all other actions and fulfilled all other covenants and conditions required of Transferee under this Agreement.

               (d) For the 10 trading day period during which the Unit Value as of the Closing Date (as such Closing Date may be adjourned pursuant to Section 5.01) shall have been determined (the "Ten Day Period"), neither Parent nor any of its subsidiaries shall have (A) declared, set aside or paid any dividends on, or made any other distributions in respect of, any of its capital stock, other than dividends and distributions by a direct or indirect wholly owned subsidiary of Parent to its Parent and other than regular quarterly dividends and distributions by Parent or Transferee made in the ordinary course of business, (B) split, combined or reclassified any of its capital stock or issued any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (C) purchased, redeemed or otherwise acquired any shares of capital stock of Parent or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities. Nothing in the foregoing shall be deemed to prohibit (i) the issuance, and payment of dividends with respect to, preferred capital stock or interest by Parent or Transferee or (ii) the acquisition by Parent or Transferee of Units.

               SECTION 10.02. Conditions to the Obligation of Transferee To Close Title. The obligation of Transferee to consummate the Closing under this Agreement is conditioned upon the fulfillment by and as of the Closing Date of each of the conditions listed below, provided that Transferee, at its election, may waive all or any of such conditions and if the Closing occurs Transferee shall be deemed to have waived all unsatisfied conditions (but without releasing Transferee from any liability under its representations, warranties and covenants in this Agreement that survive the Closing).

               (a)  All representations and warranties of
     Transferor set forth in Article VIII shall be true and
                                (70)
     correct in all material respects on and as of the Closing Date as if made on and as of such date (without reference to any modifications thereof contained in any certificate delivered by Transferor to Transferee pursuant to
     Section 8.06(b) or made in accordance with Section 8.05), subject, however, to changes resulting from the operation of the Centers between the date hereof and the Closing Date in accordance with the provisions of Article XI.

               (b)  Transferor shall have executed and/or
     delivered or caused to be delivered at Closing all of the documents and executed counterparts of documents and instruments required by this Agreement to be executed and/or delivered by Transferor and shall have taken all other actions and fulfilled all other covenants and conditions required of Transferor under this Agreement.

               (c)  All other conditions to Transferee's
     obligation to close title set forth in this Agreement, including the conditions set forth in Sections 15.01, 15.02 and 15.03, shall be satisfied (and Transferee shall not have terminated this Agreement pursuant to any such provisions).

               (d) The Title Company or, if the Title Company shall be unwilling, First American Title Insurance Company shall commit, in writing, to issue to Transferee an ALTA 1992 form of owner's policy of title insurance with respect to each Center, dated as of the Closing Date and insuring Transferee's fee simple title to each Center in an amount equal to the portion of the Agreed Value allocated to such Center pursuant to Section 3.04, free of any exceptions other than for Permitted Encumbrances and the indebtedness required or permitted to be incurred in accordance with Section 3.06, together with a "land same as survey" endorsement , a "Restrictions, Easements and Minerals - Improved Land" endorsement (issued in a form equivalent to First American Title Insurance Company Form 31.1) also known as a "comprehensive" endorsement (provided that Transferor will not be required to deliver any indemnity, affidavit or undertaking in connection with such endorsement (other than an affidavit in the form of Exhibit EE), and if such endorsement cannot be obtained by Transferee as a result of the failure to obtain such an indemnity, affidavit or undertaking (other than an affidavit in the form of
     Exhibit EE) or as a result of any matter disclosed on the surveys described in Section 4.01(d), it shall not be a condition to Transferee's obligations hereunder that such endorsement be obtained) and an endorsement insuring access
                                (71)
     from the applicable Center to public rights of way adjacent to such Center as shown on the applicable survey and, to the extent applicable, a contiguity endorsement.

               (e) During the Ten Day Period, neither Transferor nor any affiliate thereof shall sell any Common Stock.

               SECTION 10.03. Risk of Loss. (a) If prior to the Closing any Center shall suffer any damage by fire or other casualty, the cost to repair which exceeds $2,500,000, or if any proceeding shall be instituted for the taking in condemnation or by eminent domain of any material portion of any Center, Transferee shall have the right to terminate this Agreement by giving written notice to Transferor within 30 days after Transferee is first advised by Transferor in writing of such damage or taking. Transferor agrees to give Transferee prompt notice of the occurrence of any damage or taking affecting any Center. If this Agreement is so terminated by Transferee, the Escrow Agent shall return the Deposit to Transferee in the manner set forth in Section 3.02 (and in such circumstances Transferor shall join with Transferee in a written instruction to Escrow Agent to do so) and neither party shall have any further obligations or liabilities hereunder, or otherwise with respect to the subject matter hereof, except as otherwise expressly provided herein to the contrary.

               (b) Notwithstanding the foregoing, if all or any portion of a Center shall be damaged by fire or other casualty or taken in whole or in part in condemnation or by eminent domain, and if as a result of such damage or taking Transferee shall be entitled to be relieved of its obligations under this Agreement pursuant to Section 10.03(a) above, Transferee shall have the right, by giving written notice to Transferor within 30 days after receipt by Transferee from Transferor of written notice of such damage or taking, to elect nevertheless to accept the Centers. If Transferee makes such election (which election shall be deemed to have been made by Transferee if it for any reason fails to give Transferor notice of its election to terminate this Agreement within the 30-day period provided for in
     Section 10.03(a)) or if the damage or taking shall not be of sufficient magnitude to entitle Transferee to terminate this Agreement pursuant to Section 10.03(a), this Agreement and the obligations of Transferor and Transferee hereunder shall remain in full force and effect except that (i) Transferee shall accept the Centers notwithstanding such damage or taking and shall pay the full Agreed Value therefor, (ii) at
                                (72)
     the Closing (x) Transferor shall assign to Transferee all of its right, title and interest in and to all insurance proceeds (including business interruption or rent insurance proceeds) payable by reason of such damage or all awards payable by reason of such taking, and, in the case of insurance proceeds, shall credit against the Agreed Value the amount of any deductible or co-payment amount under Transferor's insurance policies and (y) Transferor shall assign and pay over to Transferee the amount of such proceeds or award, if any, received by Transferor prior to the date of the Closing, and (iii) Transferor shall not settle or compromise any claim for such proceeds or award without the prior consent of Transferee, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Transferor shall be entitled to receive or retain
     (i) out of such casualty insurance proceeds or award, any amounts expended by Transferor (x) to settle the claim for such proceeds or award and (y) to restore or protect the Centers, provided that if the amount of such proceeds or award is or will be greater than $250,000, Transferee shall have given its prior written consent thereto, which consent shall not be unreasonably withheld and (ii) in the case of rental or business interruption proceeds allocable to periods prior to the Adjustment Point (apportioned based upon the principles set forth in Article VI with respect to Rents), loss of rents by reason of the fire or other casualty suffered by Transferor prior to the Closing, which entitlement shall survive the Closing. At the time of any assignment of insurance proceeds in accordance with this Section, Transferor shall notify Transferee of any disputes between Transferor and the insurance carrier related to the claim giving rise to such proceeds. Transferor will reasonably cooperate with Transferee in attempting to collect such proceeds from the insurance carrier at Transferee's expense. The provisions of this Section 10.03(b) shall survive the Closing.

               SECTION 10.04.  Exclusion of Strip Centers.
     (a) If on the Closing Date the conditions of Transferee to close set forth in Section 10.02 are not fulfilled (or waived in writing by Transferee) and (i) such failure is attributable solely to a matter or matters relating to one or more Strip Centers for which there is a Deficiency Amount and
     (ii) such Deficiency Amount (in aggregate) is equal to or greater than $3,000,000, then Transferor shall have the option, but not the obligation, to exclude one or more of such Strip Centers from the transactions contemplated by this Agreement so as to cause the Deficiency Amount to be less
                                (73)
     than $3,000,000 (any Strip Center excluded from the transactions contemplated by this Agreement pursuant to this
     Section 10.04, an "Excluded Center") and the provisions of
     Section 10.04(e) shall apply with respect to such Excluded
     Center.

               (b) If on the Closing Date the conditions of Transferee to close set forth in Section 10.02 are not fulfilled (or waived in writing by Transferee) (after giving effect to any exclusions of Excluded Centers pursuant to
     Section 10.04(a)) and (i) such failure is attributable solely to a matter or matters relating to one or more Strip Centers for which there is a Deficiency Amount and (ii) such Deficiency Amount (in aggregate but after giving effect to any exclusion of Excluded Centers pursuant to
     Section 10.04(a)) is less than $3,000,000, then within five days after the date on which the Deficiency Amount is determined Transferor shall take one or more of the following actions with respect to the matters giving rise to such Deficiency Amount so as to cause the Deficiency Amount to be reduced to zero on the Closing Date: (i) reduce the Agreed Value by the Deficiency Amount relating to any such matter (in which event Transferee shall be deemed to have waived such matter) or (ii) exclude the Strip Center or Strip Centers affected by such matter from the transactions contemplated by this Agreement (in which event such Strip Center or Strip Centers shall be Excluded Centers and the provisions of Section 10.04(e) shall apply with respect thereto) or (iii) cure any such matter prior to Closing. If Transferor shall not have made the election required pursuant to this Section 10.04(b) within five days after the date on which the Deficiency Amount is determined Transferor shall be deemed to have elected the action described in clause (i) of the preceding sentence.

               (c) If on the Closing Date the conditions of Transferee to close set forth in Section 10.02 are not fulfilled (or waived in writing by Transferee) and such failure relates to one or more Strip Centers, then, unless the Deficiency Amount is of the type described in clause
     (i) of the definition thereof, at the written request of Transferee or Transferor, both parties will promptly commence good faith negotiations with a view to establishing whether such failure can be resolved by the payment of a readily quantifiable sum of money. If Transferee and Transferor have not agreed upon such determination within 10 days after the written request of either party pursuant to the preceding sentence, then such determination, including the sum of money
                                (74)
     required to resolve such failure, shall be determined by an arbitration proceeding held in New York City before a single arbitrator selected under the mutual-elimination procedures set forth in Section 13 of the Commercial Arbitration Rules of the American Arbitration Association, with the New York City office of such association providing the list of arbitrator candidates and otherwise controlling the arbitration process. Transferor and Transferee shall use their best efforts to cause such arbitration process to be concluded within 20 days after the expiration of such 10 day period.

               (d)  If the provisions of this Section 10.04
     require that the Deficiency Amount be established, the Closing shall be adjourned until the date two Business Days after the determination of the Deficiency Amount but in no event for more than 30 days.

               (e) In the event any Strip Centers are excluded pursuant to this Section 10.04 (i) except as expressly provided herein, no party to this Agreement shall have any further rights or obligations with respect to any Excluded Center, (ii) the Agreed Value shall be reduced by the aggregate amount allocated to any Excluded Center pursuant to
     Section 3.04, (iii) the $250,000 liability threshold set forth in Section 14.03(a), the $5,000,000 maximum aggregate liability cap set forth in Section 14.03(b) and the amounts of cash and Units required to be deposited in the Escrow Fund shall each be reduced in the same proportion as the Agreed Value, (iv) this Agreement shall be deemed amended to eliminate any Excluded Centers from the provisions hereof and shall otherwise remain in full force and effect, (v) the conveyance of all the Centers other than any Excluded Centers shall close on the Closing Date in accordance with the terms of this Agreement and (vi) Transferor shall have no liability to Transferee of any kind or nature whatsoever by reason of Transferor's failure to contribute the Excluded Center or Centers to Transferee. The parties hereto agree that, except as set forth in this Section 10.04 or otherwise agreed by the parties, if the Closing is to occur, it must be in respect of all five Centers, and Transferee shall not have the right to acquire, and Transferor shall not have the right to require Transferee to acquire, fewer than all of the Centers.
                                (75)

                         ARTICLE XI

           Operation of the Centers Until Closing

               SECTION 11.01. Standard of Operation. Transferor agrees to operate and maintain the Centers, or cause the Centers to be operated and maintained, between the date of this Agreement and the Closing Date in the ordinary course of business and consistent with past procedures and practices heretofore followed in connection with such operation and maintenance, except as otherwise specifically provided in this Agreement; provided, however, that nothing contained in this Section 11.01 or elsewhere in this Agreement shall require Transferor to make or undertake any capital improvements, repairs or replacements at any Center between the date hereof and the Closing Date.

               SECTION 11.02. Notice Requirements. Transferor will promptly notify Transferee of any of the following matters which occur between the date of this Agreement and the Closing Date: (i) notices of default received or given by Transferor with respect to any Lease, any Operating Agreement or any material Other Agreement, (ii) litigation commenced by Transferor, or litigation of which Transferor has received notice commenced or threatened against Transferor, with respect to any Center (other than litigation arising in the ordinary course of business of operating a shopping center covered by insurance as to which the insurer has been notified on a timely basis and has not disclaimed liability), (iii) notices of condemnation proceedings commenced or directed against all or any portion of any Center received by Transferor, (v) material casualty losses to the Improvements of any Center and (vi) notices of any written claims or Violations received by Transferor.

               SECTION 11.03. Transferor's Rights and Covenants. Between the date hereof and the Closing Date, (i) Transferor shall maintain all insurance currently maintained by Transferor on each Center in full force and effect,
     (ii) Transferor shall have the right, upon prior written notice to Transferee, to take such action as is appropriate and consistent with its prior practices to collect Rents or damages in lieu of Rents under any Lease which shall be in default, whether or not such default existed prior to the date of this Agreement, (iii) Transferor shall not, without the prior written consent of Transferee, which consent shall not be unreasonably withheld, (A) amend, modify, terminate or consent to the assignment of any of the Operating Agreements
                                (76)
     or material Other Agreements or enter into any new Operating Agreement or material Other Agreement, (B) enter into any new Lease (except in accordance with Section 11.04 and except for proposed leases set forth on Exhibit R on substantially the terms described in such Exhibit and pursuant to documentation reasonably satisfactory to Transferee), (C) amend or modify any Lease or consent to the assignment of any Lease (except for proposed amendments or modifications set forth on Exhibit R pursuant to documentation reasonably satisfactory to Transferee) or (D) terminate any Lease, (iv) Transferor shall not intentionally cause any lien or other encumbrances to attach to or affect any Center, other then the lien for taxes not yet due and payable or any liens which Transferor is contesting in good faith (provided that all liens are released of record by Closing), (v) Transferor shall not make any material alterations to any Center, (vi) Transferee and its duly authorized representatives, agents and consultants shall have the right, during normal business hours and upon reasonable notice, to examine Transferor's books, records, documents and other materials relating to the Centers and to inspect and visit the Centers and (vii) Transferor will promptly notify Transferee of any amendments to Leases, Operating Agreements and Other Agreements of which Transferor first acquires knowledge after the date hereof.

               SECTION 11.04.  Noncomplying New Leases.  If
     between the date hereof and the Closing Date, Transferor desires to enter into any new Lease of space in a Center which requires Transferee's consent hereunder, Transferor shall give Transferee notice (the "New Lease Notice") which
     (A) sets forth with respect to such proposed new Lease
     (i) the name of the prospective Tenant, (ii) the term of the Lease, (iii) the Rents payable under the Lease, (iv) the location and size of the premises, (v) the permitted uses under the Lease, (vi) the expenses associated with the consummation of the Lease, including leasing commissions, tenant improvement costs, tenant allowances and the like, and
     (vii) any concessions or free Rent being granted, and which sets forth on its face the substance of the last sentence of this Section 11.04 and (B) which is accompanied by the applicable lease documentation. No such Lease shall be entered into by Transferor without the prior written consent of Transferee, which consent shall not be unreasonably withheld. If Transferee does not respond to any New Lease Notice within five Business Days after its receipt thereof, Transferee shall be conclusively deemed to have approved the new Lease which is the subject of such New Lease Notice and Transferor shall have the right to enter into such new Lease.
                                (77)

               SECTION 11.05.  Survival.  The provisions of this
     Article XI shall survive the Closing.


                         ARTICLE XII

                      Title to Centers

               SECTION 12.01. Title Defects. If, on the Closing Date, Transferor shall be unable to convey to Transferee title to the Centers subject to and in accordance with the provisions of this Agreement, Transferor shall be entitled, but shall not be obligated, to adjourn the Closing for one or more periods not to exceed 60 days in the aggregate (concurrent with any other adjournments taken by Transferor hereunder) for the purpose of causing title to be placed in the condition called for by this Agreement. If on the Closing Date, as the same may be adjourned as above provided, Transferor shall be unable to convey title to the Centers in accordance with the terms of this Agreement, Transferee may terminate this Agreement by notice to Transferor delivered on or prior to the Closing Date, as the same may have been extended, in which event this Agreement shall be terminated and of no further effect and neither party shall have any obligations of any nature to the other hereunder or by reason hereof, except as to those obligations hereunder that are specifically stated to survive such termination, and the Deposit shall be returned to Transferee by Escrow Agent (and in such circumstances Transferor shall join with Transferee in a written instruction to Escrow Agent to return or pay, as the case may be, the Deposit to Transferee in the manner set forth in Section 3.02). Transferor shall be under no obligation to take any steps or to institute or prosecute any action or proceedings, or expend any sums of money, to remove from title to any Center any defect, encumbrance or objection to title; provided, however, that Transferor shall be responsible for discharging or, subject to Section 12.03, causing the Title Company affirmatively to insure over any liens, encumbrances, mortgages or deeds of trust which do not constitute Permitted Encumbrances, which secure indebtedness and/or which can be discharged solely by the payment of a sum of money and which arise on account of obligations undertaken or actions performed by Transferor. Except for Transferor's failure to discharge or, subject to Section 12.03, cause the Title Company affirmatively to insure over such liens or encumbrances as aforesaid, Transferor shall not be deemed in default of this Agreement, and Transferee shall not be entitled to damages of any kind, if Transferor shall be
                                (78)
     unable to convey title to the Centers in the condition called for by this Agreement, nor shall Transferee in such circumstances be entitled to specific performance of this Agreement; provided, however, that the foregoing provisions of this sentence shall not apply in respect of any exception to title which is created as a result of the intentional act or omission of Transferor between the date hereof and the Closing Date and is not permitted under the terms of
     Article XI. In no event shall Transferor be obligated to discharge any mechanic's or similar lien created by a Tenant in occupancy or an Adjoining Owner to the extent the same shall constitute a Permitted Encumbrance, but Transferor shall, prior to Closing, use commercially reasonable efforts to cause such Tenant or Adjoining Owner to do so.

               SECTION 12.02. Waiver by Transferee. Transferee, at its election, may at the Closing accept such title as Transferor can convey, without reduction of the Agreed Value or any credit or allowance on account thereof or any claim against Transferor by reason thereof.

               SECTION 12.03.  Affirmative Insurance.  With
     Transferee's consent, which consent shall not be unreasonably withheld, Transferor shall have the right (but not an obligation) to cause the Title Company affirmatively to insure over defects in title which do not constitute Permitted Encumbrances and which are not otherwise covered by
     Section 12.01; provided, however, that Transferee's consent shall not be required for insurance in form and substance reasonably satisfactory to Transferee over (i) any mechanics' liens securing, in the aggregate, obligations of less than $1 million, (ii) any item apportioned under Article VI (other than Impositions) or (iii) other matters (other than liens securing the Existing Debt) customarily "insured over" by reputable title insurers.

               SECTION 12.04.  Deeds Full Performance.  The
     acceptance of the Deeds and other closing documents by Transferee from Transferor shall be deemed full performance on the part of Transferor of all of its obligations under this Agreement, except as to any such obligation which is specifically stated in this Agreement to survive the Closing or is expressly contained in documents delivered at Closing.
                                (79)

                        ARTICLE XIII

                        Brokers, etc.

               SECTION 13.01.  Transferor's Representation.
     Transferor represents and warrants to Transferee that Transferor dealt with no broker, finder or like agent who might claim a commission or fee in connection with the transaction contemplated in this Agreement or on account of introducing the parties, the preparation or submission of brochures, the negotiation or execution of this Agreement or the closing of the transaction contemplated herein other than Merrill Lynch & Co. ("Broker"). The fees and expenses of Broker, as certified by Transferor at least two Business Days prior to the Closing, shall be paid by Transferee at the Closing in accordance with Section 16.08. Transferor agrees to indemnify and hold harmless Transferee and its successors and assigns from and against any and all claims, losses, liabilities and expenses, including reasonable attorneys' fees, disbursements and charges, arising out of any claim or demand for commissions or other compensation for bringing about this transaction by any broker, finder or similar agent or party, including Broker, who claims to have dealt with Transferor or any affiliate thereof in connection with this transaction.

               SECTION 13.02.  Transferee's Representation.
     Transferee represents and warrants to Transferor that neither Transferee, nor any affiliate thereof, has dealt with any broker, finder or like agent who might claim a commission or fee in connection with the transaction contemplated in this Agreement or on account of introducing the parties, the preparation or submission of brochures, the negotiation or execution of this Agreement or the closing of the transaction contemplated herein, other than Broker. Transferee agrees to indemnify and hold harmless Transferor and its successors and assigns from and against any and all claims, losses, liabilities and expenses, including reasonable attorneys' fees, disbursements and charges, arising out of any claim or demand for commissions or other compensation for bringing about this transaction by any broker, finder or similar agent or party other than Broker who claim to have dealt with Transferee or any affiliate thereof in connection with this transaction.

               SECTION 13.03.  Survival.  The provisions of this
     Article XIII shall survive the Closing or any termination of this Agreement.
                                (80)

                         ARTICLE XIV

                      Default; Remedies

               SECTION 14.01. Transferee's Default. If at the Closing Date the conditions to the obligation of Transferor to close as set forth in Section 10.01 have not been fulfilled solely as a result of the default of Transferee hereunder, and the Closing does not occur as a result thereof, then Transferor shall be entitled as its sole and exclusive remedy to terminate this Agreement and receive the Deposit from the Escrow Agent as liquidated damages for Transferee's default (and in such circumstances Transferee shall join with Transferor in a written instruction to Escrow Agent to pay the Deposit to Transferor in the manner set forth in Section 3.02). Transferee and Transferor agree that
     (i) the Deposit is a reasonable estimate of and bears a reasonable relationship to the damages that would be suffered and costs incurred by Transferor as a result of having withdrawn the property from sale and the failure of closing to occur due to a default by Transferee under this Agreement which damages and costs are incapable of an exact determination and (ii) Transferee seeks to limit its liability under this Agreement to the amount of the Deposit in the event this agreement is terminated and the transaction contemplated by this Agreement does not close due to a default by Transferee hereunder.

               SECTION 14.02. Transferor's Default. Subject to the provisions of Sections 8.06(b) and 8.06(c) and
     Sections 12.01 and 10.04, if at the Closing Date the conditions to the obligation of Transferee to close as set forth in Section 10.02 have not been fulfilled solely as a result of the default of Transferor hereunder, and the Closing shall not occur as a result thereof, then Transferee shall be entitled to pursue, at its election, one of the following as its sole and exclusive remedy: (i) terminate this Agreement and have the Deposit returned to it by the Escrow Agent (and in such circumstances Transferor shall join with Transferee in a written instruction to Escrow Agent to pay or deliver, as the case may be, the Deposit to Transferee in the manner set forth in Section 3.02), (ii) seek specific performance of Transferor's obligations under this Agreement,
     (iii) in the case of the prior sale or mortgaging of any Center to any Person in breach of this Agreement, seek damages (excluding consequential damages) but only if Transferee has theretofore brought on action seeking specific
                                (81)
     performance of Transferor's obligations under this Agreement within six months after such prior sale or mortgaging or (iv) in the event that the Closing shall not occur solely as the result of a breach of Transferor's representation and warranty set forth in Section 8.03(r), seek damages (excluding consequential damages) for such breach. Except as provided in the preceding clauses (iii) and (iv) Transferee hereby waives any right to sue Transferor for damages (including consequential damages) for any default by Transferor hereunder, but if the Closing occurs (including as a result of an action for specific performance), subject to the provisions of Section 8.05 and Sections 8.06(b) and 8.06(c) such waiver shall not apply to damages to which Transferee may be entitled hereunder by reason of any breach by Transferor of any of its warranties, representations, covenants or agreements hereunder which survive the Closing.

               SECTION 14.03.  Limitation on Post-Closing
     Liability of Transferor and Transferee. (a) Notwithstanding any provision to the contrary contained in this Agreement or in any other document (other than the Registration Rights Agreement and the Partnership Agreement) delivered by Transferor in connection with the Closing (including any Transferor's Estoppel Letter), Transferor shall have no liability to Transferee following the Closing for breach of any warranty and representation set forth in Article VIII or in such document, or for breach by Transferor of any of its agreements set forth in Article XI or under the Transferor's indemnity set forth in Section 14.07 as it relates to any such breach unless and except to the extent that the damages due to Transferee by reason of all such breaches exceed $250,000, and in no event shall Transferor be liable to Transferee for consequential damages in respect of any such breach.

               (b) Notwithstanding any provision to the contrary contained in this Agreement or any other document (other than the Registration Rights Agreement, the Uncapped Provisions and the Partnership Agreement) delivered by Transferor in connection with the Closing (including any Transferor's Estoppel Letter), the maximum aggregate liability of Transferor to Transferee, Parent or General Partner following the Closing based on or arising under this Agreement and all such other documents (including any liability for any breach of any warranty, representation, covenant or indemnity contained herein or therein) shall be limited to $5,000,000 and in no event shall Transferor be liable to Transferee for
                                (82)
     consequential damages.

               (c) Notwithstanding any provision to the contrary contained in this Agreement or any other document delivered by Transferee in connection with the Closing (other than the Registration Rights Agreement and the Partnership Agreement), the maximum aggregate liability of Transferee to Transferor following the Closing based on or arising under this Agreement and all such other documents (excluding all claims based on Sections 2.03, 3.03, 3.04, 3.05, 3.06, 3.07, 3.09,
     14.08(b) (as it relates to a breach of Sections 3.03, 3.05, 3.06, 3.07 or 3.09), 14.08(c), 14.08(d) and 14.09 (as it
     relates to enforcement of any of the foregoing Sections) of this Agreement but including any liability for any breach of any warranty, representation, other covenant or other indemnity contained herein or therein) shall be limited to $20,000,000 and in no event shall Transferee be liable to Transferor for consequential damages.

               SECTION 14.04.  Liability of Partners and
     Affiliates of Transferor and Transferee.
     (a) Notwithstanding any provision to the contrary contained in this Agreement or any other document (other than the Registration Rights Agreement, the Uncapped Provisions and the Partnership Agreement) delivered by Transferor in connection with the Closing (including any Transferor's Estoppel Letter), the liability of Transferor hereunder and thereunder shall, subject to Section 14.03, be limited to Transferor's assets and none of its partners or affiliates shall have any liability for the obligations of Transferor hereunder or thereunder.

               (b) Notwithstanding any provision to the contrary contained in this Agreement or any other document delivered by Transferee in connection with the Closing (other than the Registration Rights Agreement and the Partnership Agreement), the liability of Transferee hereunder and thereunder shall, subject to Section 14.03, be limited to Transferee's assets and none of its partners or affiliates (other than affiliates which take title to any Centers pursuant to Section 16.09) (other than Parent, in the case of the Registration Rights Agreement and the Partnership Agreement) shall have any liability for the obligations of Transferee hereunder or thereunder.

               SECTION 14.05. Escrow Fund. (a) At the Closing, Transferor shall cause to be deposited with the Escrow Agent (in addition to the $2,500,000 of cash deposited pursuant to
     Section 5.02(f) (the "Deposited Cash")) and cause the Units with an aggregate value of $2,500,000 to be assigned to
                                (83)

     Escrow Agent pursuant to documentation reasonably satisfactory to Transferee (the "Deposited Units") (collectively, the "Escrow Fund"), based upon the Unit Value on the Closing Date. The Escrow Fund shall be held by the Escrow Agent in a segregated account and the cash portion thereof shall be invested only in Permitted Investments. Permitted Investments shall be liquidated by Escrow Agent at such times and in such amounts as may be required to permit Escrow Agent to make any payment from the Escrow Fund required by this Section 14.05 on the date so required.

               (b) All interest, dividends or other income earned on the Escrow Fund (the "Escrow Income") shall not constitute part of the Escrow Fund and shall in all events be paid to Transferor promptly upon receipt by the Escrow Agent without any further authorization from or notice to Transferor or Transferee (and without regard to whether a dispute may be pending with respect to all or any part of the Escrow Fund). Escrow Agent shall not make any payments from the Escrow Fund (including pursuant to Section 14.05(e)) unless (i) Escrow Agent is directed to do so in writing by Transferor and Transferee or (ii) Escrow Agent is directed to do so in writing by the party which claims to be entitled to receive a payment from the Escrow Fund and the other party does not object to such payment within 10 days after notice thereof from Escrow Agent stating the amount and purpose of such payment or (iii) Escrow Agent is directed to do so by a final order or judgment of a court as hereinafter provided. The notice given by Escrow Agent pursuant to clause (ii) above shall state in capital letters that failure of the addressee to object to a requested payment from the Escrow Fund described in such notice within 10 days after the giving thereof shall constitute a waiver of the addressee's right to contest or object to such disposition. In the event that any dispute shall arise with respect to the entitlement of either party to all or any portion of the Escrow Fund, Escrow Agent shall continue to hold the Escrow Fund until otherwise directed by written instruction from Transferor and Transferee or a final order or judgment of a court of competent jurisdiction entered in an action or proceeding to which Escrow Agent is a party. In addition, in the event of any such dispute, Escrow Agent shall have the right at any time to commence an action in interpleader and to deposit the Escrow Fund with the clerk of a court of appropriate jurisdiction in the State of New York. Upon the commencement of such action and the making of such deposit, Escrow Agent shall be released and discharged from and of all further obligations and responsibilities hereunder.
                                (84)

               (c) Any payment to Transferee from the Escrow Fund shall be made in a combination of cash and Units (by assignment by Escrow Agent to Transferee or its designees of such Units pursuant to documentation reasonably satisfactory to Transferee) so that the ratio of (i) the cash paid and
     (ii) the aggregate Unit Value of such Units paid as of the date of payment shall be in the ratio of 50:50; provided, however, that if such ratio would result in payment of a fractional Unit the number of Units to be paid shall be rounded to the nearest whole number and a corresponding offsetting adjustment shall be made to the cash portion of the payment. In no event will (A) the aggregate payments to Transferee of cash and Units (valued at the respective Unit Values as of the applicable payment dates) under this
     Section 14.05 exceed $5,000,000 or (B) the aggregate amount (in cash and Units) available to Transferee under this
     Article XIV for Transferor's post-Closing obligations be less than $5,000,000.

               (d) In the event that the Escrow Agent is required to make a payment to Transferee from the Escrow Fund and the number of Units in the Escrow Fund is less than the number of Units required to be paid to Transferee in accordance with the provisions of Section 14.05(c) and/or (g), Transferor shall promptly deposit with Escrow Agent for the account of Transferee an amount of cash equal to such shortfall, whereupon Escrow Agent shall pay such cash to Transferee. Pursuant to the Guarantee delivered pursuant to Section 7.01, the guarantors thereunder will jointly and severally guarantee Transferor's obligations under this
     Section 14.05(d). No payment made by or on behalf of Transferor pursuant to this Section 14.05(d) shall be counted as a liability of Transferor for purposes of Section 14.03.

               (e) On the Termination Date the Escrow Agent promptly shall return all remaining Deposited Cash and Deposited Units to Transferor; provided, however, that if prior to the Termination Date Transferee shall have provided notice to Escrow Agent and Transferor setting forth in reasonable detail the facts, circumstances and amount of any claim that Transferee asserts is entitled to the benefit of the Escrow Fund, the terms of this Section 14.05 shall be extended until the final resolution of such claim and such Deposited Cash and Deposited Units shall be retained in the Escrow Fund; provided further, however that the amount of Deposited Cash and Deposited Units remaining in the Escrow Fund at such time in excess of the amount of the alleged claim shall be returned to Transferor.
                                (85)

               (f) At any time and from time to time prior to the Termination Date Transferor may direct the Escrow Agent to release to Transferor some or all the Units deposited by such Transferor and still held in the Escrow Fund against delivery to the Escrow Agent of cash for each Unit to be released equal to the Unit Value as of the Closing Date. In such event, Transferor's rights and obligations with respect to such cash and any income therefrom shall correspond to its rights and obligations with respect to the Units so released.

               (g) Notwithstanding any other provision to the contrary contained in this Agreement or under any document delivered by Transferor in connection with the Closing (including any Transferor's Estoppel Letter), Transferee agrees that after the Closing its sole remedy hereunder or thereunder shall be to seek recourse against the Escrow Fund pursuant to this Section 14.05 and Transferor agrees that the Escrow Fund will be available therefor in respect of any amounts payable to Transferee after the Closing in accordance with this Agreement, except that this Section 14.05(g) shall not apply with respect to the Registration Rights Agreement, the Uncapped Provisions and the Partnership Agreement.

               (h) The provisions of Sections 3.02(d) and 3.02(e) shall apply with respect to the Escrow Fund and the rights and obligations of Escrow Agent under this Section 14.05.

               SECTION 14.06.  General Provisions Regarding
     Survival. (a) Except as otherwise expressly provided in this Agreement, none of the provisions contained in this Agreement shall survive the Closing or any termination of this Agreement.

               (b) Where this Agreement expressly provides that any representation or warranty of Transferee contained in this Agreement or any other document (other than the Registration Rights Agreement or the Partnership Agreement) delivered by Transferee in connection with the Closing shall survive the Closing or any termination of this Agreement, such representation or warranty shall, subject to the applicable statute of limitations, survive the Closing or any termination of this Agreement for a period of three years after the date of the Closing or such termination. Where this Agreement expressly provides that any covenant or other obligation of Transferee contained in this Agreement or any other documents (other than the Registration Rights Agreement or the Partnership Agreement) delivered by Transferee in connection with the Closing shall survive the Closing or any
                                (86)
     termination of this Agreement, such covenant or obligation shall, subject to the applicable statute of limitations, survive the Closing or any termination of this Agreement without limitation as to time.

               (c) Where this Agreement expressly provides that any representation, warranty, covenant or obligation of Transferor contained in this Agreement or any other document (other than the Registration Rights Agreement, the Uncapped Provisions and the Partnership Agreement) delivered by Transferor in connection with the Closing (including any Transferor's Estoppel Letters) shall survive the Closing or any termination of this Agreement, such representation, warranty, covenant or obligation shall survive the Closing or any termination of this Agreement for a period of one year after the date of the Closing or such termination; provided, however, that Transferor's liability for any breach of any such representations, warranties, covenants and obligations shall not expire as to any breach or alleged breach thereof if prior to the one year anniversary of the Closing Date or such termination Transferee shall have either commenced litigation in respect of such breach or alleged breach or provided notice to Transferor setting forth in reasonable detail the facts and circumstances of such breach or alleged breach and, if such notice is given, the Transferee subsequently commences litigation with respect to the matter included in such notice within six months after such notice is given.

               SECTION 14.07. Indemnification by Transferor. Subject to Sections 8.05, 8.06(c), 14.03, 14.04, 14.05 and
     14.06(c), from and after the Closing, Transferor shall indemnify, defend and hold harmless Transferee and its shareholders, directors, officers, members, partners, employees, representatives and agents, and their respective successors and assigns (collectively, the "Indemnified Transferee Persons") from and against any Losses incurred or suffered by any Indemnified Transferee Person that results from, relates to or arises out of: (a) the breach or inaccuracy of any representation or warranty made by Transferor in this Agreement or any other document (other than the Registration Rights Agreement) delivered by Transferor in connection with the Closing (including any Transferor Estoppel Letters); (b) the breach or non-fulfillment by Transferor of any of the covenants or agreements of Transferor under this Agreement or any other document (other than the Registration Rights Agreement or the Partnership Agreement (or an agreement to be bound thereby))
                                (87)
     delivered by Transferor in connection with the Closing (including any Transferor Estoppel Letter); (c) claims made by any Tenant or Anchor under the Leases, any Adjoining Owner under the Operating Agreements or by any party under those Other Agreements assigned to Transferee that relate to any actions or events first occurring, or obligations first accruing, prior to the Closing Date; provided, however, that Transferor's obligations under this clause (c) shall not apply to any claims which (i)(y) if true would not constitute a breach of any representation or warranty of Transferor in this Agreement and (z) allege or are based on the failure of the landlord thereunder, if applicable, to keep the Centers, the fixtures, systems and facilities contained in the Centers or the common areas related to the Centers in good repair or to make required repairs or improvements thereto, it being understood that Transferor shall not be obligated to make any such repairs or improvements except for those which it has expressly agreed to make herein, (ii) are based on any matter which is identified in this Agreement (including the exhibits hereto) as an exception or qualification to any representation or warranty of Transferor set forth herein, or in any Transferor's Estoppel Letter or any estoppel letter or certificate delivered to Transferee at or prior to the Closing pursuant to this Agreement by any Tenant, Anchor or other occupant under a Lease or any Adjoining Owner under an Operating Agreement, (iii) are based on any matter constituting a breach of such representations and warranties that is deemed waived pursuant to the terms of this Agreement or (iv) are based on a liability which was taken into account as a Closing adjustment pursuant to Article VI; provided further, however, that notwithstanding anything to the contrary in the foregoing clauses (i), (ii) and (iii), Transferor's indemnity set forth in this Section 14.07 shall apply to claims by Carmike Cinemas, Inc. under its Lease of space at Rivergate Mall to the extent such claims relate to the allocation of real estate taxes to exterior common area maintenance expenses for 1996, 1997 and the portion of 1998 prior to the Adjustment Point; and (d) claims by third parties (including holders of Existing Debt) that are based on any act or omission of the Transferor relating to the Centers occurring at any time prior to the Closing Date.

               SECTION 14.08. Indemnification by Transferee. Subject to Section 14.03, 14.04 and 14.06, from and after the Closing Transferee and Parent, jointly and severally, shall indemnify, defend and hold harmless Transferor and its shareholders, directors, officers, members, partners employees and agents, and their respective successors and
                                (88)
     assigns (collectively the "Indemnified Transferor Persons") from and against any Losses incurred or suffered by any Indemnified Transferor Person that results from, relates to or arises out of: (a) the breach or inaccuracy of any representation or warranty made by Transferee in this Agreement or any other document (other than the Registration Rights Agreement and the Partnership Agreement) delivered by Transferee in connection with the Closing; (b) the breach or non-fulfillment by Transferee of any of the covenants or agreements of Transferee under this Agreement or any other document (other than the Registration Rights Agreement and the Partnership Agreement) delivered by Transferee in connection with the Closing; (c) claims made by any Tenant or Anchor under the Leases, any Adjoining Owner under the Operating Agreements or by any party under those Other Agreements assigned to Transferee that relate to any actions or events first occurring, or obligations first accruing, on or after the Closing Date and all such claims excluded from clause (c) of the indemnity of Transferor set forth in
     Section 14.07 by the proviso to that clause;(d) claims by third parties that are based on any act or omission of Transferee relating to the Centers occurring at any time on or after the Closing Date; (e) the breach by any subsidiary of Transferee to whom Transferee makes an assignment pursuant to Section 16.09 of any agreement or obligation contained in any document executed by such subsidiary in connection with the Closing; and (f) the breach by any transferee that acquires a Designated Property pursuant to Section 3.07(b) of any obligation of such transferee with respect to Sections
     3.06 or 3.07.

               SECTION 14.09. Prevailing Party's Attorneys' Fees. In connection with any litigation, including appellate proceedings, initiated by a party hereto against the other party hereto and arising out of this Agreement or any instrument or document executed pursuant hereto, the party adjudicated to be the substantially prevailing party shall be entitled to recover reasonable attorneys' fees and disbursements from the other party.

               SECTION 14.10.  Survival.  The provisions of this
     Article XIV shall survive the Closing or any termination of this Agreement.
                                (89)

                         ARTICLE XV

                          Estoppels

               SECTION 15.01.  Required Estoppels.  Transferee's
     obligation to consummate the Closing hereunder shall be conditioned upon its receipt of the following estoppel letters (the "Required Estoppel Letters"):

               (a) Estoppel letters from all Anchors which are parties to Operating Agreements (other than Dayton-Hudson Corporation dba Target Stores with respect to Village at Rivergate), such estoppel letters to be in substantially the forms annexed hereto as Exhibit T; provided, however, that if any Operating Agreement provides for the form or content of an estoppel letter, Transferee shall, subject to
     Section 15.03, accept an estoppel letter as called for therein if Anchor refuses to execute one in the form annexed hereto as Exhibit T after being requested to do so by Transferor.

               (b) Estoppel letters (i) from all Anchors which are Tenants under Leases, if any, such estoppel letters to be in substantially the forms annexed hereto as Exhibit T,
     (ii) from all but three or fewer Tenants (excluding Anchors) leasing more than 10,000 square feet of gross leasable area under any Lease and (iii) from Tenants (other than Anchors and other Tenants leasing more than 10,000 square feet of gross leasable area in any Center) under Leases in effect as of the date hereof providing for aggregate currently payable minimum rents equal to 75% of the total currently payable minimum rents payable under all Leases with such Tenants, such estoppel letters to be in substantially the form annexed hereto as Exhibit U; provided, however, that if any Lease provides for the form or content of an estoppel letter, Transferee shall, subject to Section 15.03, accept an estoppel letter as called for therein if any Tenant refuses to execute one in the form annexed hereto as Exhibit U after being requested to do so by Transferor.

               (c) Each Required Estoppel shall be dated no
     earlier than 90 days prior to the Closing Date (but in any event on or after May 29, 1998 and no later than three Business Days prior to the Closing Date); provided, however, that each Required Estoppel shall be dated such lesser period (but not less than 60 days) prior to the Closing Date if required by the lender of the indebtedness required pursuant to Section 3.06(a), but only if Transferee has not adjourned
                                (90)
     the Closing Date pursuant to Section 5.01 to a date that would cause such requirement of such lender to not be met.

               SECTION 15.02. Transferor's Estoppels. Transferor shall provide to Transferee estoppel letters signed by Transferor in the applicable form annexed hereto as Exhibit V (each, a "Transferor's Estoppel Letter") with respect to
     (i) each Tenant (other than an Anchor) leasing more than 10,000 square feet of gross leasable area at any Center who does not provide an estoppel letter pursuant to Section 15.01 and (ii) other Tenants (other than Anchors and Tenants leasing more than 10,000 square feet of gross leasable area at any Center) if and to the extent required to cause the estoppel letters received from such Tenants pursuant to clause (iii) of Section 15.01(b) together with the Transferor Estoppel Letters delivered under this clause (ii) to encompass Leases with aggregate currently payable minimum rents equal to 95% of the total currently payable minimum rents payable by all such Tenants under all Leases in effect as of the date hereof. Statements made by Transferor in a Transferor's Estoppel Letter shall constitute warranties and representations by Transferor which shall survive the Closing and shall otherwise be subject to the limitations set forth in Section 8.06. A Transferor's Estoppel Letter shall be of no further force or effect as of the date on which there is delivered to Transferee an estoppel letter from the party in respect of which such Transferor's Estoppel Letter was given, but only to the extent that the estoppel letter executed by such party confirms the statements made in such Transferor's Estoppel Letter.

               SECTION 15.03. Variance Between Estoppels and Forms Annexed as Exhibits. It shall be a condition to Transferee's's obligation to consummate the Closing under this Agreement that all estoppel letters delivered pursuant to Sections 15.01 and 15.02, taken together, do not disclose
     (i) any material matters which are materially inconsistent with any of the representations and warranties of Transferor hereunder (without giving effect to the provisions of Sections 8.05 or 8.06 (other than clause (i) of Section 8.06(c)), any references to Transferor's knowledge or any references to the giving or receipt of notice referred to therein) and/or (ii) material exceptions to the statements set forth in the agreed forms of such estoppel letters (other than exceptions expressly disclosed herein or otherwise known to Transferee on the date hereof).
                                (91)

               SECTION 15.04. All Estoppels To Be Delivered. Transferor agrees that notwithstanding the fact that the Required Estoppel Letters encompass less than all the Anchors and Tenants, Transferor will request all (i) parties to Operating Agreements and (ii) Tenants who lease more than 1,000 square feet of gross leasable area at any Center to execute estoppel letters in the form called for by
     Section 15.01. Transferor will use reasonable efforts to obtain the estoppel letters contemplated by this
     Section 15.04; provided, however, that such efforts shall not require Transferor to incur an expense or liability (other than de minimis expenses). Transferor further agrees that all estoppel received by it will be delivered to Transferee promptly after receipt, whether or not such estoppel are required in order to satisfy any of the requirements of this
     Article XV and whether or not such estoppel are received before or after the Closing. Subject to prior notice to and approval by Transferor of any contacts with Anchors or Tenants (such approval not to be unreasonably withheld), Transferee may participate in the process of obtaining estoppel letters but will not otherwise contact Adjoining Owners or Tenants prior to the Closing Date. The provisions of the preceding sentence shall survive the Closing.


                         ARTICLE XVI

                        Miscellaneous

               SECTION 16.01. Notices. Except as otherwise provided in this Agreement, all notices, demands, requests, consents, approvals or other communications which are required or permitted to be given under this Agreement or which either party desires to give with respect to this Agreement shall be in writing and shall be delivered by hand or sent by telecopy (with the original sent by first-class mail, postage prepaid), or sent postage prepaid, by registered or certified mail, return receipt requested, or by reputable overnight courier service addressed to the party to be notified as follows (or to such other address as such party shall have specified at least 10 days prior thereto by like notice) and shall be deemed given when so delivered by hand or telecopied, and if mailed, three Business Days after
                                (92)
     mailing (one (1) Business Day in case of overnight courier service), as follows:

               if to Transferor, to:

                    J. W. O'Connor & Co. Incorporated
                    399 Park Avenue - 25th Floor
                    New York, New York 10022
                    Attn:  Glenn J. Rufrano
                    Telecopier:  (212) 308-7880

               with a copy to:

                    Cravath, Swaine & Moore
                    Worldwide Plaza
                    825 Eighth Avenue
                    New York, New York 10019-7415
                    Attn:  Roger D. Turner, Esq.
                    Telecopier:  (212) 474-3700

               if to Transferee, to:

                    CBL & Associates Properties, Inc.
                    6148 Lee Highway, Suite 300
                    Chattanooga, TN  37421-2931
                    Attn:  President
                    Telecopier:  (423) 490-8390

               with copies to:

                    Willkie Farr & Gallagher
                    787 Seventh Avenue
                    New York, NY  10019-6099
                    Attn: Eugene A. Pinover
                    Telecopier:  (212) 728-8111

                         and

                    CBL & Associates Properties, Inc.
                    6148 Lee Highway, Suite 300
                    Chattanooga, TN  37421-2931
                    Attn:  Mary Ann Okrasinski
                    Telecopier:  (423) 490-8390

               SECTION 16.02.  Further Assurances.  Each of
     Transferor and Transferee agrees, at any time and from time to time after the Closing, to execute, acknowledge, where appropriate, and deliver such further instruments and
                                (93)
     documents and to take such other action as the other party may reasonably request in order to carry out the intent and purposes of this Agreement, provided that such request is made by notice given within one year after the Closing Date. If required by the other party, the party making the request will bear the reasonable cost involved. Neither party shall be required to execute any instrument or document pursuant to this Section 16.02 which would increase the liability or obligations of such party over that provided for in this Agreement and the instruments and documents executed by such party pursuant hereto in any material respect. The provisions of this Section 16.02 shall survive the Closing.

               SECTION 16.03.  Captions.  The article and Section
     titles or captions in this Agreement and the Table of Contents and the Schedule of Exhibits prefixed hereto are for convenience only and shall not be deemed to be part of this Agreement.

               SECTION 16.04. Governing Law; Construction. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of New York applicable to contracts negotiated, executed and to be performed wholly within such State. Each party hereto acknowledges that it was represented by counsel in connection with this Agreement and the transactions contemplated herein, that it and its counsel reviewed and participated in the preparation and negotiation of this Agreement and the documents and instruments to be delivered hereunder, and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or the documents and instruments to be delivered hereunder.

               SECTION 16.05. Entire Agreement; No Third Party Beneficiary, etc. This Agreement, including all Exhibits, contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior understandings, if any, with respect thereto. The parties have made no representations with respect to the subject matter of this Agreement and have given no warranties with respect to the subject matter hereof except as expressly provided herein and/or expressly provided in the documents delivered at Closing. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein. The
                                (94)
     parties do not intend to confer any benefit hereunder on any person, firm, corporation or other entity other than the parties hereto and their permitted assigns. The provisions of this Section 16.05 shall survive the Closing or any termination of this Agreement.

               SECTION 16.06. Waivers; Extensions. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof or of any other agreement or provision herein contained. No extension of time for performance of any obligations or acts shall be deemed an extension of the time for performance of any other obligations or acts. The provisions of this Section 16.06 shall survive the Closing or any termination of this Agreement.

               SECTION 16.07.  Pronouns.  All pronouns and any
     variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties may require.

               SECTION 16.08. Transaction Expenses; Fees and Disbursements of Counsel, etc. (a) Transferor shall pay all recording fees and charges to remove exceptions to title which do not constitute Permitted Encumbrances and/or the cost of causing the Title Company to insure over any such exceptions that Transferee has agreed in writing may be insured over or that are insured over in accordance with
     Section 12.01.

               (b) Transferee shall pay (i) the cost of updating the existing surveys of the Centers listed in
     Section 4.01(d), (ii) the premiums for title insurance ordered by it and all endorsements, extended coverage, affirmative insurance (except as provided in
     Section 16.08(a)) and all reinsurance or coinsurance costs in connection therewith, (iii) all recording fees and charges for documents required in connection with the prepayment of the Existing Debt pursuant to Section 5.02, (iv) all transfer taxes payable in connection with the Deeds and transfer of title to each Center, (v) all mortgage recording taxes payable in connection with the incurrence of the indebtedness required to be incurred pursuant to Section 3.06, (vi) all sales or similar taxes, if any, on the transfer of the Personal Property and the Intangible Personal Property,
     (vii) all other recording fees and charges not otherwise covered under the foregoing provisions, (viii) the fees of the Broker in connection with the transactions contemplated
                                (95)
     by this Agreement, as certified by Transferor at least two Business Days prior to the Closing, (ix) the fees, disbursements and charges of counsel to Transferor in connection with the negotiation and preparation of this Agreement and the Closing, as certified by Transferor at least two Business Days prior to the Closing, (x) the fees, disbursements and charges of counsel to Transferee in connection with the negotiation and preparation of this Agreement and the Closing and (xi) the fees and expenses of any escrows with the Escrow Agent to the extent billed by the Escrow Agent at least two Business Days prior to the Closing.

               (c) Subject to Sections 16.08(a) and 16.08(b), each party shall pay its own expenses in connection with the transactions contemplated by this Agreement, including the fees, disbursements and charges of its own counsel, accountants, consultants, experts and other advisors in connection with the negotiation and preparation of this Agreement and the Closing.

               (d) Transferee shall reimburse Transferor for up to $10,000 of any amounts payable by Transferor to First American Title Insurance Company for services rendered in connection with transactions contemplated by this Agreement.

               (e) Transferor and Transferee shall each pay 50% of the fees and expenses of any escrows with the Escrow Agent to the extent not billed by the Escrow Agent at least two
     Business Days prior to the Closing.

               (f) The provisions of this Section 16.08 shall survive the Closing or any termination of this Agreement.

               SECTION 16.09. Assignment. Transferee shall not, without the prior written consent of Transferor, assign this Agreement or its rights hereunder, in whole or in part, to any other person or entity; provided, however, that Transferee may without Transferor's consent elect to have any of the Centers conveyed directly to any partnership, limited liability company, corporation or other entity in which substantially all the equity is owned directly or indirectly by Transferee if such conveyance does not result in a breach of any of the representations, warranties or covenants of Transferee set forth in this Agreement (with appropriate adjustments if such assignee is an entity other than a Delaware limited partnership). In connection with any conveyance permitted by this Section 16.09, Transferee may assign its rights (but not its obligations) under this
                                (96)

     Agreement and the documents delivered in connection with this Agreement to the transferee to the extent related to the Center that is the subject of such conveyance; provided, however, that no such assignment shall operate to increase any liability or obligation of Transferor under this Agreement or such documents. The conveyance of any Center to a wholly owned subsidiary of Transferee in accordance with this Section 16.09 (and any related assignment of Transferee's rights under this Agreement in accordance with this Section 16.09) shall not release Transferee from any of its liabilities or obligations under this Agreement. This
     Section 16.09 shall survive the Closing or any termination of this Agreement.

               SECTION 16.10.  Counterparts.  This Agreement may
     be executed in counterparts, each of which (or any combination of which, signed by all of the parties) shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.

               SECTION 16.11. No Recording. The parties agree that (i) neither this Agreement nor any memorandum or notice hereof shall be recorded or filed in any public records. and
     (ii) in no event shall Transferee be entitled to file a lis pendens against the Centers. If Transferee violates the terms of this Section 16.11, Transferor, in addition to any other rights or remedies it may have, may immediately terminate this Agreement by giving notice to Transferee of its election so to do and, in the event of such termination, Transferor shall be entitled to receive the Deposit from the Escrow Agent as liquidated damages for Transferee's breach (and in such circumstances Transferee shall join with Transferor in a written instruction to Escrow Agent to pay or return, as the case may be, the Deposit to Transferee in the manner set forth in Section 3.02). The provisions of this
     Section 16.11 shall survive the Closing or any termination of this Agreement.

               SECTION 16.12. Rivergate Land Swap. From the date hereof Transferor will pursue a potential land swap with an owner of land adjoining Rivergate Mall and in connection therewith Transferee agrees that if the Closing occurs it shall promptly reimburse Transferor for up to $25,000 for its reasonable out-of-pocket expenses (including reasonable legal fees and expenses) associated therewith incurred by Transferor between the date hereof and the Closing Date. The provisions of this Section 16.12 shall survive the Closing.
                                (97)

               SECTION 16.13. Publicity. Subject to disclosure obligations required by law or determined by their counsel to be required by law, none of Transferor, Transferee and their respective affiliates shall issue any press release or, except as otherwise provided in this Section 16.13., otherwise make public any information with respect to this Agreement or the transactions contemplated hereby prior to the Closing Date without the prior written consent of the other party. Prior to the Closing, none of Transferor, Transferee and their respective affiliates shall discuss or disclose the existence or terms of this Agreement, the identity of the parties hereto or any other information with respect to the transactions contemplated hereby except (i) as required by law, (ii) Transferor and its affiliates may disclose such information to their direct and indirect equity owners, employees, lenders, prospective lenders, investors, prospective investors, advisors, attorneys, consultants and other professionals if such disclosure is required to implement the terms of this Agreement or is reasonably necessary in connection with the business and affairs of Transferor's direct or indirect equity owners, and (iii) Transferee may disclose such other information with respect to the transactions contemplated hereby as is reasonably necessary to facilitate obtaining the indebtedness required or permitted to be maintained pursuant to Section 3.06 or as is reasonably necessary to facilitate the capital market activities of General Partner; provided, however, that, except as may be reflected in this Agreement (but not the Exhibits to this Agreement) or as otherwise required by law, in no event will Transferee be permitted to disclose information concerning the direct or indirect ownership of Transferor (other than that the managing general partner of Transferor is an affiliate of J.W. O'Connor & Co. Incorporated) or information concerning the economic terms of the Leases or Operating Agreements (other than the percentage of leasable area and rental revenue represented by expiring Leases on a year-by-year basis) without Transferor's prior written consent, which consent shall not be unreasonably withheld. The provisions of this Section 6.13 shall survive the Closing or any termination of this Agreement.

               SECTION 16.14. Waiver of Rights to Jury Trial. Transferor and Transferee waive any right to trial by jury of any claim arising under or with respect to this Agreement, whether now existing or hereafter arising. Transferor and Transferee hereby agree that any such claim shall be decided by a court trial without a jury and that any party hereto may file an original counterpart or a copy of this Section 16.13
                                (98)
     with any court as written evidence of the consent of the other party hereto to waiver of its right to trial by jury. The provisions of this Section 16.13 shall survive the Closing or any termination of this Agreement.

               SECTION 16.15. Accounting Certificates. At least one week prior to the Closing and from time to time during the 80-day period following the Closing, Transferor shall provide to Transferee, at Transferee's expense, such certifications from Transferor's Accountants as Transferee may reasonably require in order to meet Transferee's financial reporting obligations under Federal securities laws. This Section 16.15 shall survive the Closing.

               SECTION 16.16. Agreements of General Partner and Parent. To the extent there are any provisions in this Agreement which include express agreements or undertakings which purport to impose obligations or restrictions on Parent or General or which require the consent or agreement of Partner or General Partner to be effectuated, Transferee shall cause Parent and General Partner to execute and deliver
                                (99)
          at Closing a written agreement, in form and substance reasonably satisfactory to Transferor and Parent, agreeing to be bound by such provisions.


               IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.


     Transferor:

                              NASHLAND ASSOCIATES,

                                by  O'CONNOR REALTY INVESTORS II
                                    L.P., Managing General
                                    Partner

                                    by J.W. O'CONNOR & CO.
                                       INCORPORATED, General
                                       Partner

                                       by   /s/  Glenn Rufrano
                                       --------------------------
                                          Name: Glenn Rufrano
                                          Title:  President


                                by  HRE NASHLAND, INC., General
                                    Partner

                                    by    /s/  Dale R. Gileman
                                    -------------------------
                                    Name:  Dale R. Gileman
                                       Title:   Vice President


                              Transferee:

                              CBL & ASSOCIATES LIMITED
                              PARTNERSHIP,

                                by  CBL HOLDINGS I, INC., its
                                    General Partner

                                    by   /s/ Stephen D. Lebovitz
                                     _________________________
                                       Name:___Stephen D. Lebovitz_
                                       Title: __Executive Vice President
                                (100)

     The undersigned hereby executes this Agreement solely to evidence its agreement to hold the Deposit and the Income, if any, and the Escrow Fund in accordance with Sections 3.02 and 14.05 and to perform its other obligations expressly set forth in this Agreement.


     LAWYERS TITLE INSURANCE CORPORATION,

               by     /s/ Craig S Feder
                  _________________________________
                    Name:  Craig S. Feder
                    Title:   Counsel